Filed Pursuant to Rule 424(b)(5)
Registration No. 333-162119

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 24, 2009

Preliminary prospectus supplement

(To prospectus dated September 25, 2009)

MF Global Ltd.

$

    % Senior Notes due

Interest payable                      and

Issue price:

The notes will bear interest at the rate of     % per year. Interest on the notes is payable on each                      and                     , beginning on                     , 2010. The notes will mature on                 ,         . MF Global may redeem some or all of the notes at any time at a price as set forth in this prospectus supplement under the caption “Description of Notes—Optional Redemption.”

The notes will be MF Global’s senior obligations and will rank equally with all of MF Global’s other unsecured senior indebtedness from time to time outstanding.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount	Proceeds, before expenses, to us
Per note	%	%	%
Total	$	$	$

Interest on the notes will accrue from                     , 2009 to the date of delivery.

The notes will be ready for delivery in book-entry form only through The Depository Trust Company and its participants, including Euroclear and Clearstream, Luxembourg, on or about                     , 2009.

Sole Book-Running Manager

J.P. Morgan

                    , 2009

Prospectus supplement

i

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus that we prepare and distribute. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, or in any such free writing prospectus, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of our offered securities, including the notes, to and between residents and non-residents of Bermuda for exchange control purposes, provided that our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange.

This prospectus supplement and the accompanying prospectus will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law.

In granting such consent and in accepting this prospectus supplement and the accompanying prospectus for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement or the accompanying prospectus.

ii

About this prospectus supplement

This prospectus supplement is a supplement to the accompanying prospectus, which is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. In this prospectus supplement, we provide you with specific information about the terms of the offering of the     % senior notes due              (the “notes”). This prospectus supplement may add, update or change information contained in the accompanying base prospectus (the “accompanying prospectus”). To the extent that any statement made in this prospectus supplement is inconsistent with a statement made in the accompanying prospectus or any previously filed documents incorporated by reference, the statements made in the accompanying prospectus or any previously filed documents incorporated by reference are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described below under the heading, “Where You Can Find More Information.”

In this prospectus supplement and the accompanying prospectus, references to “we,” “our” or “us” mean MF Global Ltd., a company incorporated under the laws of Bermuda, and its consolidated subsidiaries, except as otherwise noted or the context otherwise requires, and references to “MF Global” mean MF Global Ltd., as issuer of the notes offered hereby.

Where you can find more information

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement and do not contain all of the information in the registration statement. Whenever a reference is made in this prospectus supplement or accompanying prospectus to a contract or other document of ours (including the indenture under which the notes will be issued), please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

Incorporation of certain information by reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or accompanying prospectus or incorporated by reference therein.

We incorporate by reference into this prospectus supplement the following documents or information filed by us with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended March 31, 2009, filed on June 10, 2009 (File No. 001-33590) (the “Annual Report”). See “Special Note Regarding Incorporated Financial Statements and Financial Disclosures” for a discussion of material in our Annual Report that has been amended and superseded in subsequent filings that are incorporated herein by reference;

(2)	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed on August 7, 2009 (File No. 001-33590);

(3)	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, filed on November 6, 2009 (File No. 001-33590) (the “September Quarterly Report”);

(3)	Current Report on Form 8-K, dated August 7, 2009 and filed on August 7, 2009 (File No. 001-33590);

(4)	Current Report on Form 8-K, dated September 29, 2009 and filed on October 5, 2009 (File No. 001-33590);

(5)	The description of our share capital contained in the Registration Statement on Form F-1 (File No. 333-143395), which description is incorporated by reference in our Registration Statement on Form 8-A, dated July 13, 2007 (File No. 001-33590), filed with the SEC under 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and which description is amended by the description contained in the accompanying prospectus and any other subsequent amendments or reports for the purpose of updating that description;

(6)	Definitive Proxy Statement on Schedule 14A for the Annual General Meeting of Shareholders on August 13, 2009, filed on July 1, 2009 (File No. 001-33590); and

(7)	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of the applicable offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 717 Fifth Avenue, New York, NY 10022, telephone 1-800-596-0523, and email investorrelations@mfglobal.com.

Special note regarding incorporated

financial statements and financial disclosures

On August 7, 2009 we filed a Current Report on Form 8-K (the “August Current Report”), which, among other things, amends and supersedes “Item 6. Selected Financial Data” and “Item 8. Financial Statements and Supplementary Data” as set forth in our Annual Report, in order to reflect our adoption, effective April 1, 2009, of Accounting Standards Codification (“ASC”) 810, which discusses accounting for noncontrolling interests in consolidated financial statements (“ASC 810”), formerly SFAS No. 160, and ASC 470-20, which discusses accounting for convertible debt instruments that may be settled in cash upon conversion including partial cash settlement (“ASC 470-20”), formerly FSP APB 14–1. You should read the August Current Report in conjunction with our Annual Report for the reasons described above, and also consider our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2009 and September 30, 2009 (the “Quarterly Reports”) and our other filings incorporated herein by reference.

Forward-looking statements

We have included or incorporated by reference in this prospectus supplement statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “targets,” “goal,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. These risks and other factors include those set forth under the heading “Risk Factors” below. Further, we are unable to assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied in any forward-looking statement or risk factor.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Forward-looking statements in this report include, but are not limited to, statements about:

•	expectations regarding the business environment in which we operate and the trends in our industry such as changes in trading volume and interest rates;

•	our liquidity requirements and our ability to obtain access to necessary liquidity;

•	our ability to continue to provide value-added brokerage services;

•	our ability to capitalize on market convergence;

•	our ability to continue to diversify our service offerings;

•	our ability to pursue opportunities for enhanced operating margins;

•	our ability to expand our business in existing and new geographic regions;

•	our ability to continue to expand our business through acquisitions;

•	our ability to become a primary dealer;

•	the effects of pricing and other competitive pressures on our business as well as our perceptions regarding our business’ competitive position;

•	our accuracy regarding our expectations of our revenues and various costs;

•	exposure to client and counterparty default risks as well as the effectiveness of our risk-management;

•	our ability to retain our management team and other key employees;

•	fluctuations in interest rates and currency exchange rates and their possible effects on our business;

•	the likelihood of success in, and the impact of, litigation involving our business;

•	the impact of any changes in domestic and foreign regulations or government policy, including any changes or reviews of previously issued regulations and policies;

•	changes in exchange membership requirements;

•	our ability to increase the percentage of our revenues from the Asia/Pacific region;

•	changes in our tax rate;

•	our ability to maintain trading volumes and market share;

•	our ability to maintain our credit ratings;

•	our ability to maintain our existing technology systems and to keep pace with rapid technological developments;

•	our ability to retain existing clients and attract new ones;

•	our plans to change our jurisdiction of incorporation from Bermuda to the State of Delaware; and

•	our expectations regarding the use of net proceeds from the offering of the notes.

We caution that you should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we have no duty to, and do not intend to, update or revise the forward-looking statements in this report after the date of this report. New risks and uncertainties arise from time to time and it is impossible for us to predict those events or how they may affect us.

MF Global Ltd.

We are a leading intermediary offering customized solutions in global cash and derivatives markets. We provide execution and clearing services for exchange-traded and over-the-counter, or OTC, derivative products, as well as for certain products in the cash market. We provide our clients with access to many of the largest and fastest growing markets and products throughout the world. We act as an intermediary principally for five types of products: fixed income, commodities, foreign exchange, equities and interest rate products, and support a retail products group. We have offices in Bermuda, Chicago, Dubai, Geneva, Hong Kong, London, Mumbai, New York, Paris, Singapore, Sydney, Taipei, Tokyo, and Toronto, among others. Our business model is global and product-driven, which allows us to centrally manage our resources while offering clients an expansive array of products across a broad range of markets and geographies. We operate and manage our business as a single operating segment. We do not manage our business by services or product lines, market types, geographic regions, client segments or any other exclusive category.

We generally execute orders for our clients on an agency or matched-principal basis. When we execute for a client on an agency basis, we typically direct the order to an exchange or OTC market where it is matched with a corresponding order for execution. When we execute a client order on a matched-principal basis, we take the other side of the trade for our own account and relatively quickly (often within minutes and generally on the same trading day) enter into an offsetting trade with another party. We engage in matched-principal execution, which generally yields higher profit margins than agency execution, primarily in the OTC markets, but also in certain listed markets outside the United States.

Except for corporate hedging and investment management transactions, we enter into transactions for our own account generally in response to or in anticipation of client demand, primarily to facilitate the execution of existing client orders or in the expectation that future client orders will become available to fill the other side of the transaction, and not primarily for directional purposes.

We also act as a clearing firm for clients who execute trades in futures and options on exchanges where we are approved as a clearing member. These include all major derivatives exchanges in the U.S. and Europe as well as certain Asia/Pacific markets. We may act as the clearing firm for clients who use us to execute their orders, as well as for clients who use other executing brokers or execute their orders directly on the exchange. We also provide clearing services for a growing number of transactions executed in the OTC markets.

We derive revenues from four main sources: commissions from agency execution; commissions from clearing services; markups from principal transactions, primarily consisting of client trades executed on a matched-principal basis; and net interest income on (i) cash balances in our clients’ accounts, most of which are maintained by our clearing clients to meet margin requirements, as well as (ii) interest related to our fixed income and principal transaction activities.

Our history dates back over 200 years ago to a brokerage business that was a founding member of some of the world’s first futures exchanges. After an initial public offering in July 2007, we separated from Man Group plc (“Man Group”), our former parent, and became an independent public company with shares listed on the New York Stock Exchange. We seek to discover and capitalize on market opportunities for clients through our international network of offices and relationships, expansive product offerings, value-added product expertise and consistent, high-quality service.

Our principal executive offices are located at 717 Fifth Avenue, New York, New York 10022 and our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

The offering

The following summary contains certain material information about the notes and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the notes, please refer to the section of this prospectus supplement entitled “Description of Notes.” In this section, “we,” “us,” and “our,” refer only to MF Global Ltd.

Issuer	MF Global Ltd., a company incorporated under the laws of Bermuda.

Notes Offered	$ aggregate principal amount of % senior notes due , .

Maturity	The notes will mature on , unless earlier redeemed or repurchased.

Interest Rate	The notes will bear interest from , 2009 at the rate of % per annum.

Interest Payment Dates	and of each year, beginning , 2010.

Ranking of Notes	The notes will:

•	be our unsecured and unsubordinated obligations;

•

be equal in ranking with all of our existing and future unsecured and unsubordinated indebtedness and obligations, including, as of September 30, 2009, $205 million in aggregate principal amount outstanding of our 9.00% Convertible Senior Notes due 2038 and our $             million of outstanding indebtedness under our $1.5 billion five-year unsecured committed revolving credit facility (the “liquidity facility”), after giving pro forma effect to the application of the net proceeds from this offering, assuming the repayment of $             million of outstanding indebtedness under our liquidity facility;

•	be senior in right of payment to any future subordinated debt;

•	effectively rank junior in right of payment to any of our secured indebtedness to the extent of the assets securing such indebtedness and to all indebtedness and other liabilities of our subsidiaries.

Claims of creditors of our subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors of our subsidiaries.

No Guarantees	The notes will not be guaranteed by any of our subsidiaries.

Sinking Fund	None.

Optional Redemption	We may redeem the notes, in whole or in part, at any time at our option at redemption prices determined as set forth under the heading “Description of Notes—Optional Redemption.”

Additional Amounts	We will pay to beneficial owners of notes additional amounts in the event of deduction or withholding of taxes, assessments or other governmental charges imposed by Bermuda or any other jurisdiction in which we are engaged in business, resident for tax purposes or generally subject to tax on a net income basis, or any political subdivision or taxing authority thereof or therein, subject to the terms and limitations set forth under “Description of Notes—Additional Amounts.”

Change of Control Repurchase Event	Upon the occurrence of a Change of Control Repurchase Event (as defined herein), we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to, but not including, the date of purchase. See “Description of Notes—Purchase of Notes upon a Change of Control Repurchase Event.”

Certain Covenants	The indenture governing the notes contains covenants limiting our ability and our subsidiaries’ ability to:

•	create certain liens; and

•	consolidate, amalgamate or merge with, or convey, transfer or lease all or substantially all of our assets to, another person.

However, each of these covenants is subject to a number of significant exceptions. You should read “Description of Notes—Certain Covenants” for a description of these covenants.

Further Issuances	We may create and issue additional notes, from time to time, ranking equally with the notes initially offered in this offering and otherwise similar in all respects (other than the issue date, public offering price and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Any additional notes would be consolidated and form a single series with the notes.

Use of Proceeds	We expect to use a majority of the net proceeds from this offering to repay outstanding indebtedness under our liquidity facility and the remainder for general corporate purposes. See “Use of Proceeds.”

Conflicts of Interest

An affiliate of J.P. Morgan Securities Inc. may receive at least 5% of the net proceeds of this offering. Accordingly, J.P. Morgan Securities Inc. may be deemed to have a “conflict of interest” with us within the meaning of NASD Conduct Rule 2720 (“Rule 2720”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). In addition, MF Global

Inc., a FINRA member and one of our wholly owned subsidiaries, will participate in the distribution of securities in connection with this offering. Therefore, MF Global Inc. will also have a “conflict of interest” with us within the meaning of Rule 2720. Accordingly, this offering will be conducted in compliance with Rule 2720. No underwriter having a Rule 2720 conflict of interest will confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder. See “Conflicts of Interest.”

Absence of Public Market for the Notes	The notes are a new issue of securities and there is currently no established trading market for the notes. We do not intend to apply for a listing of the notes on any securities exchange or an automated dealer quotation system.

Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued at any time without notice.

Trustee	Deutsche Bank Trust Company Americas.

Paying Agent	Deutsche Bank Trust Company Americas.

Governing Law	New York.

Risk factors

Investing in the notes involves significant risks. Before investing in the notes, in addition to the other information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors described below.

Risks relating to our industry and business

Conditions in the financial services industry and the securities markets, especially decreases in trading volumes, interest rates and market liquidity, may hurt our business.

We generate revenues principally from transaction execution and clearing fees, markups from principal transactions and net interest income earned on cash balances in our clients’ accounts as well as interest related to our fixed income and principal transaction activities. These revenue sources are dependent on a combination of factors including the level of trading volumes, interest rates and market liquidity. A decrease in trading volumes, interest rates or market liquidity, either individually or in combination, would adversely affect our business and profitability.

Trading volumes are impacted by many factors, including client demand, market volatility and economic conditions, as discussed below. In calendar year 2008 and 2009, the global financial services industry, including securities and commodity markets, experienced and continues to experience significant adverse conditions, including substantially increased volatility, outflows of assets and securities, losses resulting from declining asset values, defaults on securities and reduced liquidity. This has led to the failure of certain financial services firms, led other firms to seek mergers with stronger competitors, including with commercial banks, required many financial institutions to raise additional capital and resulted in other firms becoming bank holding companies subject to regulation by the Federal Reserve Bank. Many of the firms that have been adversely affected by the financial crisis were or are active participants in our markets. As a result of the failure of certain firms and reduced trading activity by others, overall trading volumes have decreased, which resulted in decreased revenues. In sharp contrast to prior periods of increased volatility, together with a perception of continuous worldwide economic growth and availability of credit, among other factors, that contributed to a commodities bull market and higher trading volumes, which consequently increased our revenues.

The volume of transactions our clients conduct with us is directly affected by a number of U.S. and international market factors, most of which are beyond our control, including:

•	economic, political and market conditions;

•	broad trends in the brokerage and finance industry;

•	changes in levels of trading activity in the broader marketplace;

•	supply and demand for commodities;

•	financial strength of market participants;

•	price level and price volatility in the derivatives, interest rate, equity, foreign exchange and commodity markets;

•	legislative and regulatory changes;

•	actions of our competitors;

•	consolidation among exchanges and our competitors;

•	introduction of new products;

•	changes in cost and fee structures;

•	changes in government monetary policies;

•	the level and volatility of foreign exchange rates;

•	disruptions in markets due to terrorism, war or extreme weather events or other natural disasters;

•	inflation; and

•	new market entrants.

Any one or more of the factors listed above, or other factors, may contribute to a decline in trading volumes or market liquidity. Any significant decline in trading volume in the financial markets generally, or the derivatives, interest rate, equity, foreign exchange or commodity markets in particular, could have a material adverse effect on our business and operating results.

A reduction in our overall trading volume could also render the markets in which we operate less attractive to participants as a source of liquidity and could result in further losses of trading volume and the associated transaction-based revenues. For example, the decrease in market participants as a result of the global economic crisis has hurt market liquidity and further decreases, and sustained decreases in market liquidity, could further adversely impact our overall trading. Such diminution of liquidity could also make it more difficult for us to generate profit margins on principal transactions. Accordingly, any reduction in trading volumes or market liquidity could have a material adverse effect on our business and financial results in a material fashion.

In addition to trading volumes, our revenues are impacted by the level of interest rates, as we generate revenue from net interest earned on the investment of the margin funds our clients place with us. Our interest income is directly affected by the spread between the short-term interest rates we pay our clients on their balances and the short-term rates we earn from re-investing their cash. While these spreads have remained within a relatively constant range over time, they can widen or narrow when interest rate trends change. In addition, a portion of our interest income relates to client balances on which we do not pay interest and thus is directly affected by the absolute level of short-term interest rates. As a result, a portion of our interest income will decline if interest rates fall, regardless of the spreads that determine most of our interest income. As a general matter, our financial performance has benefited from rising interest rates, which have increased our net interest income. Likewise, our financial performance can be negatively impacted when short term interest rates decline, which may reduce our net interest income, and therefore our revenue. For example, short term interest rates have declined over the past year, and as a result of this decline, our net interest income has been negatively affected over the same period. We offer no assurance that interest rates will not decline further nor any assurance that interest rates will increase in the future. Our net interest income may also decline if clients reduce surplus margin balances they hold with us either because they are removing excess cash, or reducing their trading activity in the wider market generally or with us specifically.

Fluctuations in interest rates are caused by many of the factors identified above as well as others. Any significant narrowing in short-term interest rate spreads or overall levels could have a material adverse effect on our business and operating results.

We face intense competition from other companies, and if we are not able to compete successfully with them, our business may be harmed.

The derivatives and cash brokerage industry is fragmented and highly competitive, and we expect that competition will continue to intensify in the future. Many of our actual and potential competitors have larger client bases, more established name recognition and greater financial, marketing, technological and personnel resources than we do. Further, some of our competitors may be better capitalized that we are and some may have received subsidies and capital infusions from the U.S. government following the global economic crisis. As a result of these subsidies and infusions, these competitors may have lower operating costs due to their lower cost of capital or may be perceived by clients as having the benefit of the implicit guarantee of the U.S. government. These resources may enable them, among other things, to:

•	maintain a stronger credit rating than we do;

•	have a greater access to capital, which may allow them to require less collateral from clients than we do;

•	develop and provide products and services that are similar to ours, or that are more attractive to clients than ours, in one or more of our markets;

•	provide execution and clearing services that are more rapid, reliable or comprehensive, or less expensive than ours;

•	provide products and services we do not offer;

•	offer products and services at prices below ours to gain market share and to promote other businesses, such as prime brokerage, in which we engage to only a limited extent;

•	offer better, faster and more reliable technology;

•	outbid us for desirable acquisition targets;

•	market, promote and sell their products and services more effectively; and

•	develop stronger relationships with clients.

We compete with a significant number of brokers in the U.S. and throughout the world in one or more markets. Although no one competitor operates in all of our markets, one broker, Newedge, which is a large, well capitalized financial institution with global operations, competes in many of our markets. In addition, affiliates of the largest financial institutions, including Goldman Sachs, JPMorgan Chase, UBS, Citigroup and Bank of America compete with us in key areas such as clearing services, which is a significant source of our revenue. We also compete with a large number of independent brokerage firms, such as R.J. O’Brien in the United States, as well as regional brokers in particular markets around the world. We have also witnessed the continuing increase of online trading platforms which provide direct competition to our traditional brokerage business.

New or existing competitors could make it difficult for us to maintain our current market share or increase it in desirable markets. Even if they do not significantly erode or limit our market share, they may offer their services at lower prices, and we may be required to reduce our fees significantly to remain competitive. A fee reduction without a commensurate reduction in expenses would decrease our profitability.

We may not be competitive in developing regions.

We regard emerging international markets, particularly in the Asia/Pacific region and in South America, as an important area of potential growth for our business. Due to cultural, regulatory and other factors relevant to those markets, however, we may be at a competitive disadvantage in those regions relative to local firms or to international firms that have a well established local presence. In some regions, we may need to acquire local capacity or enter into joint ventures with local firms in order to gain a presence, and we may face intense competition from other international firms over relatively scarce opportunities for market entry. This competition could make it difficult for us to expand our business as planned.

The current trend toward electronic trade execution has diminished the role of some brokers in the execution process. We must continue to offer attractive, value-added services to keep pace with this trend and other industry changes.

While clients have traditionally relied on brokers to execute orders (who receive them by telephone and route them to exchanges), a growing number of exchanges have developed systems that permit orders to be routed through brokers electronically, thereby enabling clients to avoid more costly voice-execution services and pressuring brokers to lower their execution commission rates. In a number of cases, exchanges provide large clients with direct electronic access, enabling them to bypass brokers in the trade-execution process altogether, which is known as broker disintermediation. For example, some of our largest institutional clients are now able to execute orders on some exchanges directly by electronic means and, as a result, the portion of the fees we earn from these clients for execution services has, in some cases, declined relative to the portion we earn from providing clearing services for these trades. As exchanges are devoting substantial resources to developing more efficient ways for clients to execute orders with reduced broker involvement, to the extent we are unsuccessful in enhancing the value-added execution services we offer, our revenues and profitability could suffer. Additionally, market structure and practices in our industry could change significantly in other ways, including some we may not foresee and we may not be able to adapt on a timely and cost-effective basis. To the extent that we do not adapt as rapidly or efficiently to industry changes as our competitors do, our business could suffer.

Our business could be adversely affected if we are unable to retain our existing clients or attract new clients.

The success of our business depends on our ability to maintain and increase our client base. Our clients are particularly sensitive to the diversity and flexibility of the services, products, markets and regions that we make available and the quality, speed and reliability of our order execution and clearing services, as well as the costs of using our services. Because the financial services industry in general, and the futures brokerage industry in particular, is subject to rapid innovation in products and services, and particularly with regard to technological development, we face intense competitive pressure to continue enhancing our product and service offerings in order to maintain and increase our client base. Fast and reliable systems technology with global reach has been a critical aspect of client service, and we must be able to keep pace with the important innovations in our industry, which could be costly and present operational and other risks. We may also face more difficulties in attracting new clients if we fail to offer as broad a range of services as those of our competitors, such as financial institutions, that also engage in non-brokerage businesses. Further, if our reputation for quality, speed and reliability is impaired, or if we fail to enhance existing or create new products and services or enter into new markets and regions, we may not be able to attract new clients, which may inhibit our growth.

Our clients are not obligated to use our services and could easily and quickly switch providers of execution and clearing services, transfer their positions or decrease their trading activity conducted through us at any time. This is particularly true for our institutional clients who are sophisticated users of brokerage services, often have relationships with a number of competing brokers, and generate a disproportionately large share of our client trading volumes. As a result, we are vulnerable to potentially significant and sudden loss of revenues from our institutional client base. Similarly, while private clients in the past have generally been less likely to change brokers, their demand for brokerage services has generally been sensitive to broader market trends, so that a significant downturn or unusually heightened volatility in the derivatives or cash markets could lead to a substantial decline in revenues from our private client base. Many of our clients have longstanding relationships with individuals or teams within our company. To the extent any of those individuals or teams seek alternative employment, we may be in jeopardy of losing those clients.

Our acquisition and growth strategy involves significant risks, and if we are unable to manage them effectively, our business may be materially harmed.

In the past, we have significantly expanded our business both organically and through acquisitions that have extended our presence into markets as well as delivered scale within existing markets.

To continue our growth, we may pursue acquisitions of entire brokerage units or businesses, buying client accounts from other brokers, or by recruiting other brokers’ client personnel. Acquisitions entail numerous risks, including but not limited to the following:

•

difficulties in the integration and retention of acquired client accounts or personnel and, in cases where we acquire an entire company or unit, the integration and effective deployment of operations or technologies. For example, the timely transfer of client accounts is key to the success of our acquisitions and failure to quickly integrate our software systems with those of an acquired company could result in errors or service disruptions, which could adversely impact our ability to maintain an ongoing relationship with any affected clients;

•	strain on our operations, information technology, compliance and financial systems; managerial controls and procedures; and our people;

•	the need to modify our systems or to add management resources;

•	unforeseen difficulties in the acquired operations and disruption of our ongoing business;

•	challenges in identifying pre-existing weaknesses or deficiencies in the acquired business’ risk management, internal controls or technology systems;

•	failure to achieve cost savings or other financial or operating objectives with respect to an acquisition;

•	amortization of acquired intangible assets, which would reduce future reported earnings;

•

possible adverse short-term effects on our cash flows or operating results, for example, when we acquire another company, we could incur severance and other acquisition costs that could reduce our net income

•	increased regulatory oversight and obligations, including higher capital requirements;

•	diversion of management’s attention from other business concerns;

•	assumption of unknown material liabilities or regulatory non-compliance issues; and

•	failure to obtain necessary regulatory approvals in the event of a change in control or otherwise.

We may, however, be unable to pursue our acquisition strategy. Competition for suitable acquisition targets is intense. Many of our largest competitors have substantially greater financial resources than we do and are able to outbid us on the most desirable targets. We may lack the financial resources necessary to consummate acquisitions in the future or may be unable to secure financing on favorable terms. We may not be able to identify suitable acquisition targets, or to complete any transactions we identify on sufficiently favorable terms, to meet our strategic goals. We also may be unable to obtain regulatory or other governmental approvals that may be necessary to complete acquisitions. In addition, any future acquisitions may entail significant transaction costs and risks associated with entry into new markets. Even when we complete an acquisition, we may not realize the benefits we expected to attain.

Organic growth presents risks similar to those associated with acquisitions. In particular, if we expand our operations too rapidly or otherwise beyond our ability to manage them effectively, we could encounter serious operational issues. Among other things, our ability to manage risk and ensure regulatory compliance could be impaired and result in financial loss or regulatory violations, any of which could adversely affect our business and financial performance.

Failure to manage risks that arise from both acquisitions and organic growth could have a material adverse effect on our business, financial condition and operating results.

Our international operations present special challenges that we may not be able to meet and this could adversely affect our financial results.

We currently conduct business internationally and plan to continue to expand our international operations. Our most significant international markets are in Europe, and expanding our business in emerging markets in the Asia/Pacific region is an important part of our growth strategy. During fiscal 2009, we generated approximately 44.8% of our revenues, net of interest and transaction-based expenses, outside North America and 11.2% outside North America and Europe. We face significant risks in doing business in international markets, particularly in developing regions. These risks include, but may not be limited to:

•	potentially unstable or adverse political climates;

•	local laws that could be unfavorable to our business;

•	less developed technological infrastructure and higher costs, which could make our products and services less attractive or accessible in emerging markets;

•

difficulty in complying with the diverse regulatory requirements of multiple jurisdictions, which may be more burdensome, not clearly defined and subject to unexpected changes, potentially exposing us to significant compliance costs and regulatory penalties;

•	inability to enforce contracts in some jurisdictions;

•	difficulties and costs associated with staffing and managing foreign operations, including reliance on newly hired local experts;

•	fluctuations in foreign currency exchange rates;

•	tariffs and other trade barriers;

•	regulatory requirements that serve to limit our ability to expand our presence in emerging and/or developing regions, in particular, Asia/Pacific countries;

•	other barriers to entry that make it difficult or costly to establish our business;

•	currency and tax laws that may prevent or restrict the transfer of capital and profits among our various operations around the world; and

•	time zone, language and cultural differences among personnel in different areas of the world.

In addition, in order to be competitive in these local markets, or in some cases because of restrictions on the ability of foreign firms to do business locally, we may seek to operate through joint ventures with local firms. For example, as of September 30, 2009, in India, we own a 70.2% interest in MF Global Sify Securities India Private Ltd., 75.0% of MF Global Financial Services India Private Limited, and in Taiwan, we currently own a 73.2% interest in MF Global Futures Trust Co. Ltd. and a 19.5% interest in Polaris MF Global Futures Co., Ltd., a publicly traded company. Doing business through joint ventures may limit our ability to control the conduct of the business and could expose us to reputational and perhaps greater operational risks. Given the intense competition from other international brokers that are also seeking to enter these fast-growing markets, we may have difficulty finding suitable local firms willing to enter into the kinds of relationships with us that we may need to gain access to these markets.

Regulatory liberalization may not continue in developing regions.

We also have benefited from recent regulatory liberalization in several emerging markets in developing regions, such as India, which has enabled us to increase our presence in those markets. Our ability to continue to expand our presence in the Asia/Pacific region will depend on the continued evolution of the regulatory environment in several markets, and there can be no assurance that the favorable regulatory trends of recent years will continue. Moreover, we may not be able to gain entry into other markets in the Asia/Pacific region if regulatory barriers to international firms in certain of those markets, particularly China, are not modified. If we commence doing business and building a presence in other regions, such as South America, we may have the same regulatory concerns and may face similar barriers to entry and limitations as we do in the Asia/Pacific region.

Our principal transactions expose us to market risk.

We take positions for our own account primarily to facilitate the execution of existing client orders or in anticipation that future client orders will become available to fill the other side of the transaction. These types of transactions are extensions of our matched-principal business, which involves our execution of client orders by entering into the requested trade for our own account and then entering into an offsetting trade or a series of trades with one or more parties relatively quickly. The offsetting trade is undertaken to eliminate or limit our exposure to changes in market prices. However, engaging in matched-principal transactions and other transactions related to our matched-principal business exposes us to market risk, that is, to the risk that market prices will change before we are able to execute an offsetting trade or a series of trades. In addition, we may not always enter into offsetting trades, or the offsetting trades we do execute may differ in certain respects, such as duration or other terms. In conjunction with client activity, we may enter into relative value trades to take advantage of temporary price differentials in related securities. Therefore, we may be exposed to market risk for limited periods, or to a partial extent, or both.

We may also take positions for our own account in order to hedge our exposure to changes in foreign currency exchange rates and interest rate risks arising from the global character and financial focus of our operations. Because of the limitations and uncertainties inherent in hedging strategies, our exposure to market risk from these transactions may not be fully offset and may not always be fully known. Similarly, we may make investments as part of our balance sheet management activities that exposes us to market risk, particularly but not exclusively, from interest rate movements.

For the reasons noted above and in “Item 7A. Quantitative and Qualitative Disclosures about Market Risk—Market Risk” in our Annual Report, our trading practices do not eliminate market risk entirely, and we may incur trading losses from time to time. Further, we may in the future develop lines of business that increase our principal trading activities, which could consequently increase our exposure to market risk and trading losses. We can not assure you that we will not incur significant losses at any time, particularly in the event of severe market stress.

Failure to successfully implement the recent and ongoing reorganization of our operating structure could adversely affect our business.

We are in the process of reorganizing our management and the way we sell our products. A principal focus of this reorganization is the implementation of a global management approach to our various product offerings to accommodate the global nature of our company. In the past, our business generally had been managed on a regional basis, we are now reorganizing to focus on our principal products, which are fixed income, commodities, foreign exchange, equities and equity derivatives, interest rate products, as well as retail products. We are also implementing global policies and processes for governance and decision-making, enterprise risk management and technological development. The risks associated with implementing this new structure could include, but may not be limited to:

•	delays in decision-making and issue resolution as new structures and formal processes are implemented;

•	an increase in employee turn-over giving rise to dislocation associated with the new structures;

•	loss of an entrepreneurial culture;

•	increased complexity arising from more centralized, and less regional, controls;

•	increased travel, meeting and training costs as managers develop their global teams across multiple locations; and

•	diversion of attention from operations and other business concerns while adjusting to the new organizational structure.

Failure to maintain our network of introducing brokers could adversely affect our business.

We receive a significant amount of our private client business through our network of introducing brokers who assist us in establishing new client relationships and provide marketing and other services for a significant number of our clients for whom we execute and clear trades.

We compensate these introducing brokers for introducing clients to us. Many of our relationships with introducing brokers are non-exclusive or may be terminated by the brokers on relatively short notice or at any time. In addition, our introducing brokers have no obligation to provide us with new client relationships or minimum levels of transaction volume. Our failure to maintain our relationships with these introducing brokers or the failure of these introducing brokers to establish and maintain client relationships could result in a loss of revenues, which could adversely affect our business. To the extent any of our competitors offer more favorable compensation to one of our introducing brokers, we could lose the broker’s services or have to increase the compensation we pay to retain the broker. Our relationships with our introducing brokers also may expose us to significant reputational and other risks. See “—Risks Related to Regulation and Litigation—We could be harmed by misconduct that is difficult to detect and deter.”

Failure to attract and maintain our highly skilled management team, brokers and other employees could adversely affect our business.

Our future success depends on our ability to attract and retain our highly skilled management team and other highly skilled employees who provide the necessary support and infrastructure to operate our business. Failure to retain one or more members of our management team or other key employees could adversely affect our ability to manage our business effectively and execute our business strategy.

Due to the complexity and risks associated with financial services and the specialized knowledge required to conduct and grow business effectively, the demand for qualified personnel has increased. If we fail to continue to provide competitive levels of compensation, or if we otherwise fail to provide a desirable work environment, many of our employees could find employment at other firms. Many of our employees have long-standing relationships with particular clients; the departure of any such employee could adversely affect our relationships with those clients, potentially resulting in the loss of one or more of such clients and related revenues. The time and costs required to identify, recruit and train replacements should we fail to retain our current employees could be significant. In addition, if we fail to attract highly qualified personnel going forward, we may have difficulty expanding our business and our competitiveness may suffer. In particular, failure to retain and attract qualified support, compliance and technology personnel could result in execution errors or regulatory infractions.

Our ability to retain and attract highly skilled employees—both management and non-management—could depend heavily on the level of compensation offered. Consequently, our profitability could decline as we compete for personnel. Compensation levels in the brokerage industry are highly competitive and could fluctuate significantly from year to year and could be affected by legislative actions.

Our risk-management methods might not be effective, which could harm our business.

To manage the significant risks inherent in our business, we must maintain effective policies, procedures and systems that enable us to identify, monitor and control our exposure to financial, market, credit, legal, reputational and operational risks. For a description of our risk management approach, see “Item 1. Business—Our Business—Risk Management” in our Annual Report. This risk management function requires, among other things, that we properly record and verify many hundreds of thousands of transactions and events each day, and that we continuously monitor and evaluate the size and nature of our clients’ positions and the associated risks. In light of the high volume of transactions, it is impossible for us to review and assess every single transaction or to monitor at every moment in time our client’s positions and the associated risks.

We must rely upon our analysis of information regarding markets, personnel, clients or other matters that are publicly available or otherwise accessible to us. That information may not in all cases be accurate, complete, up-to-date or properly analyzed. Further, we rely on a combination of technical and human controls and supervision that are subject to error and potential failure, the challenges of which are exacerbated by the 24-hour-a-day, global nature of our business.

Our risk-management methods are based on internally developed controls, observed historical market behavior and what we believe to be industry practices. However, our methods may not adequately prevent future losses, particularly as they may relate to extreme market movements for which little or no historical precedent exists or our risk management efforts may be insufficient. Thus, our risk-management methods may prove to be ineffective because of their design, their implementation or the lack of adequate, accurate or timely information. Further our risk management methods may fail to identify a risk or understand a risk that might result in losses. If our risk-management efforts are ineffective, we could suffer losses that could have a material adverse effect on our financial condition or operating results. Additionally, we could be subject to litigation, particularly from our clients, and sanctions or fines from regulators.

Our business exposes us to significant client and counterparty credit risks.

Credit risk arises from the possibility that we may suffer losses due to the failure of clients, counterparties and borrowers to satisfy their financial obligations to us at all or in a timely manner. We are subject to credit risk in connection with many of our business activities and we may be materially and adversely affected in the event of a significant default by our clients or counterparties. Credit risks we face include, among others:

•

exposure to counterparties with whom we place funds, such as when we post margin with exchanges and brokers, when we deposit both our own funds and those of our clients with banks, when we enter into repurchase and reverse repurchase agreements or when we enter into stock lending and stock borrowing transactions;

•	exposure to issuers of securities we purchase or that are referenced in underlying securities we purchase, which we buy as part of our asset and liability management;

•

exposure to adverse movements in market prices that result in losses to a client that the client is unable or unwilling to meet and margin is insufficient to satisfy the client’s trading obligations, which may be a result of our failure to monitor client positions and accurately evaluate their risk exposures and thus to require that they post adequate margin initially or fail to increase their margin when necessary to keep pace with market movements that may increase their obligations from time to time;

•

exposure to clients to whom we provide secured (i.e. collateralized), unsecured and risk-based financing lines to cover initial and variation margin required by exchanges and to clients to whom we provide financing for OTC activity through thresholds set in Credit Support Annexes (CSAs) under ISDA agreements;

•

exposure due to failed settlement, which, if not corrected, could become our responsibility—as a result, we could incur a loss if we have paid but not received the corresponding securities, or delivered securities but have not been paid, or if we have to replace missing securities and the market price has moved adversely;

•	exposure to the possibility that execution-only clients will not pay us the commission owed on trades we have executed;

•

exposure to the risk that a clearing member of an exchange or clearing house where we are also a clearing member may default- should the amount of the default exceed their margin and clearing fund deposits, we may suffer losses as the shortfall is absorbed pro rata from the deposits of other clearing members;

•

exposure to the risk that political or economic failure, action, or embargo imposed on or by a specific country will prevent a transaction, a client or counterparty, or a group of clients or counterparties from completing a transaction as expected;

•

exposure to concentration risk, that is, a large exposure to a single client or counterparty, exposure to a group of connected clients or counterparties, or multiple exposures to a group of unrelated clients or counterparties but whose risk of default is driven by common factors—for example, the business or industry they are in or their geographical location; and

•	exposure to defaults by other larger financial institutions that are not our counterparties but that could adversely affect financial markets generally.

Clients and counterparties that owe us money or securities may default on their obligations to us due to bankruptcy, lack of liquidity, operational failure or other reasons. Our reputation may be damaged if we are associated with a client or counterparty that defaults, even if we do not have any direct losses from such an event.

Although we have procedures for reviewing the creditworthiness of our clients and counterparties, the risk of default may arise from events or circumstances that are difficult to detect or foresee. Some of our risk management methods depend upon the evaluation of information regarding clients and markets that is provided to us by the client or is publicly available or otherwise accessible by us. That information may not, in all cases, be accurate, complete, up-to-date or properly evaluated.

In addition, concerns about, or a default by, one institution could lead to significant liquidity problems, losses or defaults by other institutions, which in turn could adversely affect us. We may also be adversely affected if settlement, clearing or payment systems, such as Euroclear or Continuous Linked Settlement, fail or are subject to systemic delays for any reason outside our control.

The commercial soundness of many financial institutions may be closely interrelated as a result of credit, trading, clearing or other relationships between the institutions. As a result, concerns about, or a default or threatened default by, one institution could have a cascading effect and lead to significant market-wide liquidity and credit problems; and losses or defaults, or other financial difficulties, for other institutions. This is often referred to as “systemic risk,” which may adversely affect our counterparties or financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms and exchanges with which we interact on a daily basis, and therefore may adversely affect us.

For an analysis of our credit risk—please refer to “Item 7A. Quantitative and Qualitative Disclosures about Market Risk—Credit Risk” in our Annual Report.

We may be required to recognize further impairments of our goodwill or other intangible assets, which could adversely affect our results of operations or financial condition.

The determination of the value of goodwill and intangible assets requires management to make estimates and assumptions that affect our consolidated financial statements. We are required to test goodwill for impairment annually, or in interim periods if certain events occur indicating that the carrying value may be impaired. We assess potential impairments to intangible assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. Our judgments regarding the existence of impairment indicators and future cash flows related to goodwill and intangible assets are based on several factors which include: the operational performance of our acquired businesses, management’s current business plans which factor in current market conditions including contract and product volumes and pricing for future periods, the estimated fair value and yield of our debt, preferred securities, and equity, market capitalization, the trading price of our common stock, changes in customer attrition and trading volumes, as well as other factors. Management uses discounted cash flow analysis in their impairment assessments which involve the subjective selection and interpretation of data inputs, and given market conditions at the testing date, can include a very limited amount of observable market inputs available in determining the model.

In fiscal 2009, consistent with the drastic decline in the capital markets in general and our industry in particular, we experienced a similar decline in the market value of our stock. As a result, our market capitalization was significantly lower than our book value. In accordance with the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” we performed impairment tests of our goodwill and during the fourth quarter of fiscal 2009, we recognized a charge of $76.8 million to impair all of our goodwill. Also during the fourth quarter of fiscal 2009, we recorded a charge of $5.2 million to impair certain intangible assets. These non-cash charges materially impacted our equity and results of operations in 2009, but did not affect our ongoing business operations, liquidity, cash flow or compliance with covenants for our credit facilities. We may record additional goodwill in future periods related to our existing earn out arrangements or future acquisitions.

Changes to our business plan, continued macroeconomic weakness, declines in operating results, and continued low market capitalization, may result in our having to perform an interim goodwill impairment test or an intangible asset impairment test. These types of events and the resulting analysis could result in further goodwill or intangible asset impairment charges in future periods.

Risks related to our capital needs and financial position

We must maintain substantial amounts of capital and liquidity to conduct and grow our business.

If we have insufficient capital and liquidity we may not be able to maintain and/or grow our clearing operations. Our ability to provide clearing services, which is a critical part of our business, depends heavily on our ability to maintain capital, including equity capital at or above specified minimum levels required by various regulators throughout the world. Our failure to do so could expose us to significant penalties and sanctions which we describe under “—Risks Related to Regulation and Litigation—We are subject to regulatory capital requirements which could constrain our growth and subject us to regulatory sanctions.” We also need capital and liquidity to protect ourselves against the risk of default by our clearing clients and against clearing and settlement payment delays, caused by systemic problems outside our control in one country or between countries. Therefore, we may maintain capital and liquidity at levels determined in accordance with our internal risk management guidelines that could be greater than regulatory requirements. Thus, as a clearing broker, we must maintain capital and liquidity not only to comply with applicable laws and regulations, but to manage the risks inherent in our clearing operations in accordance with guidelines that we believe to be appropriate. If our risk management guidelines are insufficient or if we do not apply them properly we may not hold capital or liquidity to cover our needs. To the extent the levels we hold either at group or in an individual entity are insufficient, the firm and/or the entity is exposed to failure.

Our credit ratings could be adversely affected if we do not maintain sufficient capital and liquidity. A reduction in our credit ratings could harm the way we are perceived by clients and our ability to attract and effectively invest client assets. Should we be unable to readily access capital and liquidity our clients may be unwilling to clear their transactions through us. Generally, clients clear their trades—and clearinghouses and other clearing firms deal—only with firms that are regarded as well capitalized and that maintain acceptable credit ratings from the independent rating agencies such as Fitch, Moody’s and S&P. In addition, our clearing contracts for investment products managed by Man Group as well as a number of our bilateral contracts in the OTC markets include ratings maintenance requirements. Furthermore, we rely on uncommitted credit lines to finance our day-to-day clearing operations. Liquidity or capital issues, whether perceived or real, could prompt these lenders to reduce the amount of financing we use to conduct our clearing operations, which in turn could prompt us to reduce the amount of business we conduct and could accelerate client withdrawals. Thus, if we are unable to maintain capital at levels that the rating agencies or the market generally consider appropriate for our business, if we experience actual or perceived liquidity issues, or if for any other reason the market loses confidence in our financial condition, we could be unable to provide competitive clearing services, which are a major part of our business, and our clients could withdraw assets from their accounts, which could impair a substantial source of our interest income.

In addition, any announcement by a rating agency that our credit rating is being downgraded, or even that we are being placed on “credit watch” with potential negative implications, could have a serious adverse impact on our operating results and our financial condition, as was the case following the February 2008 unauthorized trading incident when we were put on ‘negative watch’ by our rating agencies, and downgraded by two out of three of them. Some of the factors that could lead to a downgrade in our credit rating have been described in reports issued by certain of the rating agencies, and these factors include, but are not limited to, our profitability each quarter as compared against rating agency expectations, our ability to maintain a conservative liquidity profile, our ability to maintain the value of our franchise, further deterioration in our trading volumes or operating cash flows, and a decline in maintenance margin funds or excess capital levels at our regulated subsidiaries. Concerns about our credit ratings may limit our ability to pursue acquisitions and, to the extent we pursue acquisitions that affect our credit ratings, our business may suffer. To avoid a situation where our credit rating is at risk, we may need to limit the growth of our business or even to reduce our operations. We could also be compelled to raise additional capital on unfavorable terms, which could result in substantial additional interest or other expenses and lower earnings. If we were forced to raise equity capital, it could result in substantial dilution to our existing shareholders.

For these reasons, we must maintain continuous access to adequate and sufficiently liquid sources of capital, including equity capital and external committed facilities on acceptable terms. Failure to do so could have severe consequences from a regulatory, operational or credit counterparty and solvency perspective. Even a less severe outcome, such as retaining the ability to obtain capital and liquidity but only at a higher cost, could significantly increase our interest expense and impair our earnings.

Fluctuations in currency exchange rates could reduce our earnings.

Our revenues and expenses are denominated primarily in U.S. dollars, British pounds and Euros. The largest percentage of our revenue is denominated in U.S. dollars while the largest percentage of our non-U.S. expenses is denominated in British pounds and Euros. As a result, our earnings could be affected by changes in the U.S. dollar/British pound and U.S. dollar/Euro exchange rate and to a lesser extent changes in the U.S. dollar versus Asian currencies. Such changes have occurred and placed downward or upward pressure on our earnings in recent years. While we may seek to mitigate our exposure to currency exchange rates through hedging transactions, these efforts are not always successful. For example, we realized net currency translation losses totaling $1.0 million for fiscal 2007, and net currency translation gains of $12.6 million for fiscal 2009 and $3.9 million for fiscal 2008. See “Item 7A. Quantitative and Qualitative Disclosures about Market Risk—Market Risk” in our Annual Report. Adverse trends in currency exchange rates could have a harmful effect on our earnings, and while we have realized net currency translation gains in the most recent periods, we could incur significant currency translation losses in the future. Moreover, changes in currency exchange rates from one period to the next could make period-to-period comparisons of our performance—historically as well as in the future—more difficult.

Our operating results are subject to significant fluctuations due to seasonality and, as a result, our operating results in any particular period may not be a reliable indicator of our future or annual performance.

In prior years, our business has experienced seasonal fluctuations, reflecting reduced trading activity during summer months, particularly in August. We also generally experience reduced trading activity in December due to seasonal holidays. In addition, trading in some commodity derivatives, such as energy, is affected by the supply of, and demand for, the underlying commodity, which is seasonal and may change significantly. We also may experience reduced revenues in a quarter due to a decrease in the number of business days in that quarter. As a result of these seasonal fluctuations, our operating results in any particular period may not be a reliable indicator of our future or annual performance.

Risks related to regulation and litigation

We operate in a heavily regulated environment that imposes significant compliance requirements. Our failure to comply with these requirements could subject us to sanctions and adversely affect our business.

We are extensively regulated by governmental bodies and self-regulatory organizations worldwide. Many of the regulations we are governed by are intended to protect the public, our clients and the integrity of the markets, and not necessarily our shareholders. In the United Kingdom, we are principally regulated by the Financial Services Authority (FSA). In the United States, we are principally regulated in the futures markets by the Commodity Futures Trading

Commission (CFTC) and the Chicago Mercantile Exchange (CME), and in the securities markets by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA) and the Chicago Board Options Exchange (CBOE). Further, as participants in the U.S. financial services industry, our business is subject to the USA PATRIOT Act, which requires us to know certain information about our clients and to monitor their transactions for suspicious activities. Our business is also regulated by U.S. Office of Foreign Assets Control, or OFAC, which requires that we refrain from doing business, or allow our clients to do business through us, in certain countries or with certain organizations or individuals on a prohibited list maintained by the U.S. government. We are also regulated in all regions by local regulatory authorities and the various exchanges of which we are members. For example, we are regulated by the Monetary Authority of Singapore, the Securities and Exchange Board of India, the Australian Securities and Investment Commission and the Investment Dealers Association of Canada, among others. These regulators and self-regulatory organizations influence the conduct of our business and regularly examine our business to monitor our compliance with their regulatory requirements. Among other things, we are subject to regulation with regard to:

•	our sales practices, including our interaction with and solicitation of clients and our marketing activities;

•	the custody, control and safeguarding of our clients’ assets;

•	account statements, record keeping and retention;

•	maintaining specified minimum amounts of capital and limiting withdrawals of funds from our regulated operating subsidiaries;

•	regular financial and other reporting to regulators;

•	anti-money laundering and other reporting practices;

•	licensing for our operating subsidiaries and our employees;

•	identifying our clients and determining the beneficial ownership of assets held by our clients, gathering required information about them and monitoring their account activities;

•	the conduct of our directors, officers, employees and affiliates; and

•	supervision of our business.

We face risks that our policies, procedures, technology and personnel directed toward complying with the foregoing types of laws and regulations may be insufficient and that we could be subject to significant regulatory, criminal and civil penalties due to non-compliance. These penalties could have a material adverse effect on our business, financial condition and operating results. See “Item 1. Business—Our Business—Regulation and Exchange Memberships” in our Annual Report for further discussion of these matters.

Many of the laws and regulations by which we are governed grant regulators broad powers to investigate and enforce compliance with their rules and regulations and to impose penalties and other sanctions for non-compliance. See “Item 1. Legal Proceedings” in our September Quarterly Report. If a regulator finds that we have failed to comply with its rules and regulations, we may be subject to fines or other sanctions, which could adversely affect our reputation and operations. In particular, certain of the requirements that we must comply with are focused on protecting our private clients. If we fail to comply with applicable laws, rules or regulations, we may be subject to censure, fines, cease-and-desist orders, suspension of our business, removal of personnel, civil litigation or other sanctions, including, in some cases, increased reporting requirements or other undertakings, revocation of our operating licenses or criminal conviction. For example, we are currently involved in investigations by the CFTC involving transactions that our clients or employees executed. Although we have established an accrual of $10.0 million to cover potential CFTC civil monetary penalties with respect to certain CFTC matters, we can not assure you that such accrual will be sufficient for these purposes or that the CFTC will not require remedial measures. See “Item 1. Legal Proceedings” in our September Quarterly Report. In addition, if we fail to comply with applicable laws, rules or regulations, we may also be subject to the loss of clients, negative publicity and litigation, particularly from our retail clients. Our ability to comply with all applicable laws and regulations is dependent in large part on our internal compliance function as well as our ability to attract and retain qualified compliance personnel. Non-compliance with applicable laws or regulations could adversely affect our reputation, prospects, revenues and earnings.

The regulatory environment in which we and our clients operate is subject to continual change.

The legislative and regulatory environment in which we operate has undergone significant changes in the recent past and future regulatory changes in our industry are likely given the events observed in 2008 and 2009. The governmental bodies and self-regulatory organizations that regulate our business may propose and consider additional legislative and regulatory initiatives and may adopt new or revised laws and regulations. As a result, in the future, we or our clients may become subject to new regulations that could affect the way in which we conduct our business and could make our business less profitable. For example, on May 13, 2009, the U.S. Department of Treasury and other U.S. regulatory bodies proposed additional regulatory oversight with respect to the trading of OTC derivatives, which includes, but is not limited to:

•	requiring all standardized OTC derivatives to clear through regulated central counterparties;

•

subjecting all OTC derivatives dealers and all other firms who create large exposures to counterparties to a robust regime of prudential supervision and regulation (conservative capital requirements, business conduct standards, reporting requirements, initial margin requirements with respect to bilateral credit exposures on both standardized and customized products);

•	imposing additional recordkeeping and reporting requirements, as well as data disclosure requirements to make data available to the public and to federal regulators;

•	encouraging a migration of derivatives transactions onto electronic trading platforms to improve price transparency; and

•

granting the CFTC and SEC additional authority to police fraud, market manipulation and other market abuses and setting position limits on OTC derivatives that perform or affect a significant price discovery function.

These proposals have not been adopted and, if and when they are, we can not predict the form they will take. At this time, we believe that the proposals in their current form may adversely affect our business and profitability by requiring us to incur additional expenses to satisfy new compliance requirements and by imposing additional capital requirements upon us (both in terms of maintaining additional regulatory capital and requiring additional margin capital to participate in the markets). We also believe that the proposals may adversely affect the volume and profitability of our OTC derivatives business.

Changes in the interpretation or enforcement of existing laws and regulations by our regulators may also adversely affect our business. In addition, the regulatory enforcement environment has created uncertainty over certain practices or types of transactions that in the past were considered permissible and appropriate among financial services firms, but that later have been called into question or have had additional regulatory requirements imposed on them. Legal or regulatory uncertainty and additional regulatory requirements could result in a loss of business. For example, in 2007, European regulators adopted the Markets in Financial Instruments Directive, which extended coverage of the existing Investment Services Directive and introduced new and more extensive requirements for most firms in financial services relating to the conduct of their business and internal organization. Moreover, in 2008 European regulators applied, pursuant to their Capital Requirements Directive, new capital requirements with respect to the minimum levels of regulatory capital that we must hold. As discussed above, new and changing regulatory requirements may make it more difficult or less profitable for us to operate our business.

We are subject to regulatory capital requirements which could constrain our growth and subject us to regulatory sanctions.

The CFTC, SEC, FSA and other U.S. and non-U.S. regulators require us to maintain specific minimum levels of regulatory capital in our operating subsidiaries that conduct our futures and securities business. As of March 31, 2009, we were required to maintain approximately $1.2 billion minimum capital, which includes regulatory early warning requirements, in the aggregate across all jurisdictions (including $125.9 million in respect of goodwill and other intangible assets).

Regulators require a minimum of shareholders’ equity to support the regulatory requirements, the percentage of which will vary by regulator and jurisdiction, while the balance of the regulatory requirements may be satisfied by subordinated liabilities. We generally maintain total regulatory capital in excess of the minimum requirements in order to meet our internal risk management guidelines and, as a result, our capital costs could be substantially higher than those attributable solely to applicable regulatory or self-regulatory requirements.

Regulators continue to evaluate and modify regulatory capital requirements from time to time in response to market events and to improve the stability of the international financial system. For example, since January 1, 2008, we have been subject to the requirements of the European Union’s Capital Requirements Directive. These requirements are in the process of being agreed with the FSA, which could increase our minimum capital requirements for our UK regulated entities.

Even if regulators do not change existing regulations or adopt new ones, our minimum capital requirements could generally increase in proportion to the size of the business conducted by our regulated subsidiaries as noted above. If we are unable to cost-effectively meet higher regulatory capital requirements we may not be able to expand our operations and increase our revenues. In addition, our ability to allocate our capital resources most efficiently throughout our global operations may be constrained if we are not permitted to withdraw regulatory capital (including excess regulatory capital) maintained by our subsidiaries without prior regulatory approval or notice. In particular, these restrictions could limit our ability to withdraw funds needed to satisfy our ongoing operating expenses, debt service and other cash needs.

Regulators monitor our levels of capital closely. We are required to report the amount of regulatory capital we maintain to our regulators on a regular basis, and we must report any deficiencies or material declines promptly. While we expect that our current amount of regulatory capital will be sufficient to meet anticipated short-term increases in requirements, including the effects of the European Union’s Capital Requirements Directive, any failure to maintain the required levels of regulatory capital, or to report any capital deficiencies or material declines in capital could result in severe sanctions, including fines, censure, restrictions on our ability to conduct business and suspension or revocation of our registrations. The imposition of one or more of these sanctions could ultimately lead to our liquidation, or the liquidation of one or more of our subsidiaries. For more information on the minimum regulatory capital requirements for our futures and securities brokerage subsidiaries, see “Item 1. Business—Our Business—Regulation and Exchange Memberships” in our Annual Report.

We could be harmed by misconduct that is difficult to detect and deter.

A number of highly publicized cases involving fraud or other misconduct by employees of financial services firms have come to light in recent years. Like our peers, we are exposed to risks relating to misconduct by our employees, our clients’ employees or introducing brokers. For example, our employees could execute unauthorized transactions for our clients, for themselves or any of our accounts; use client assets improperly or without authorization; perform improper activities on behalf of clients; use confidential client or company information for improper purposes; or mis-record or otherwise try to hide improper activities from us. Such exposures could be heightened in the case of private clients’ accounts for which our brokers, in limited circumstances, exercise discretionary authority.

Misconduct by employees of our clients could also expose us to claims for financial losses or regulatory proceedings when it is alleged that we or our employees knew or should have known that an employee of our client was not authorized to undertake certain transactions. Dissatisfied clients could make claims against us, including but not limited to claims for negligence, fraud, unauthorized trading, failure to supervise, inadequate disclosure of risks, breach of fiduciary duty, intentional misconduct or unauthorized transactions.

Although we do not control the activities of our introducing brokers, we could be held responsible for their improper conduct. If an introducing broker executes trades through us that are unlawful, our regulators could hold us responsible if they were to conclude that we knew or should have known that the trades were unlawful. Moreover, a substantial number of our introducing brokers in the United States are “guaranteed” introducing brokers, meaning that we have agreed to use our capital to effectively guarantee their capital in exchange for their agreement to affect client trades exclusively through us. Under the Commodity Exchange Act, we are financially responsible for the obligations of our guaranteed introducing brokers, and we are also effectively responsible for their obligation to comply with the Commodity Exchange Act and CFTC rules and regulations.

Employee or introducing broker misconduct could subject us to financial losses or regulatory sanctions and seriously harm our reputation. Our controls may not be effective in detecting this type of activity. For example, in February 2008, one of our brokers engaged in unauthorized trading of certain commodity futures, which following detection, resulted in a loss of $141 million. Further, in May 2009, the Commercial Court in London ruled that a broker formerly employed by us engaged in fraudulent acts, over seven years ago, against a client and as a result of such acts, we are liable to our former client for approximately $30 million. See “Item 1. Legal Proceedings” in our September Quarterly Report.

Inadvertent employee error could subject us to losses.

Our employees or introducing brokers may commit errors that could subject us to financial losses, claims for negligence or regulatory actions. Employee errors, including but not limited to, mistakes in executing, recording or reporting transactions for clients, could cause us to enter transactions that clients disavow and refuse to settle. Employee errors expose us to the risk of material losses until the errors are detected and the transactions are unwound or reversed. The risk of employee error or miscommunication may be greater for products that are new or have non-standardized terms. Further, such errors may be more likely to occur in the aftermath of any acquisitions during the integration of or migration from technological systems.

We are subject to significant litigation risk, which could adversely affect our business.

Many aspects of our business involve risks that expose us to substantial liability under U.S. federal and state laws and court decisions, as well as the rules and enforcement efforts of our regulators and self- regulatory organizations worldwide. These risks include, among others, disputes with clients and other market participants over terms of a trade, client losses resulting from system delay or failure and client claims that we or our employees executed unauthorized transactions, recommended unsuitable trades, made materially false or misleading statements or lost or diverted client assets in our custody. We may also be subject to regulatory investigation and enforcement actions seeking to impose significant fines or other sanctions, which in turn could trigger civil litigation.

The volume of claims and the amount of damages and fines claimed in litigation and regulatory proceedings against financial intermediaries has been increasing. The large amounts involved in the trades we execute, together with rapid price movements in our markets, could result in potentially large damage claims in any litigation resulting from such trades. Dissatisfied clients, particularly private clients, frequently make claims against their brokers, including us, regarding the quality of trade execution, improperly settled trades, mismanagement or even fraud, and these claims may increase as our business expands. Litigation may also arise from disputes over the exercise of our rights with respect to client accounts and collateral.

Even if we prevail in any litigation or enforcement proceedings against us, we could incur significant legal expenses defending against the claims, even those without merit. Moreover, because even meritless claims could damage our reputation or raise concerns among our clients, we may feel compelled to settle claims at significant cost. An adverse resolution of any claims or proceedings against us could have a material adverse effect on our reputation, financial condition or operating results. For example, the Commercial Court in London recently ruled that we must pay a former client approximately $30 million in compensation for damages suffered as a result of fraudulent misrepresentations made over seven years ago by a former broker. As a result, in addition to the monetary loss sanctioned by the court, we may also suffer reputational loss even though these losses occurred over seven years ago before we were an independent company. Although we intend to appeal the decision on legal grounds, we can not assure any success in the appeal. See “Item 1. Legal Proceedings” in our September Quarterly Report.

Our business may be adversely affected if our reputation is harmed.

Our business is subject to significant reputational risks. If we fail, or appear to fail, to address various issues that may affect our reputation, our business, firm and shareholders could be seriously harmed. Issues could include real or perceived legal or regulatory violations or be the result of a failure in governance, risk-management, technology or operations. Similarly, market rumors and actual or perceived association with counterparties whose own reputation is under question could seriously harm our business. Claims of employee misconduct, adverse publicity, conflict of interests, ethical issues, money laundering, privacy concerns and unfair sales and trading practices could also cause significant reputational damages. Such reputational damage could result not only in an immediate financial loss to the business, but also loss of clients, capital, liquidity and shareholder value to the firm. In recent years, a number of financial services firms have suffered significant damage to their reputations from highly publicized incidents or rumors that in turn resulted in sudden and in some cases irreparable harm to their business.

Risks related to our separation from Man Group

Our non-competition and non-solicitation agreements with Man Group restrict our ability to engage in asset management activities and may not sufficiently restrict Man Group from competing with us.

In connection with the reorganization, separation and recapitalization from Man Group, we entered into a master separation agreement with Man Group that governs the principal terms of the separation of our business from Man Group. As part of this agreement, we and Man Group have agreed to non-competition and non-solicitation agreements that are intended to prevent us from competing against one another for a period of three years following the separation, or until July 2010. The non-competition agreement, with certain exceptions (including waivers that we have obtained with respect to the operation of a funds management business in North America and Taiwan), prohibits us from engaging during this period in various hedge fund asset management activities and from selling certain hedge fund products to third parties for distribution to retail investors. Similarly, with certain exceptions, Man Group is prohibited during this period from providing any third party with brokerage, execution or clearing services for exchange-listed futures or options, cash equities or bonds, OTC derivatives related to equities, fixed income and commodities (including contracts for differences and spread-trading) or foreign exchange. In addition, we and Man Group have agreed that we will not solicit any employees of the other party or its subsidiaries until July 2010, the third anniversary of our IPO.

The non-competition provisions limit the scope of our business activities, which could limit our future growth opportunities. While Man Group has agreed to refrain from competing with us, this agreement may not be effective in preventing Man Group from competing with us in important markets, particularly following its expiration, or be broad enough to cover activities in which we may engage in the future. If the agreement limits our future growth or is not effective in preventing Man Group from competing with us, directly or indirectly, our business and results of operations may suffer.

Risks related to our operations and technology

A failure in our operational systems or infrastructure, or those of third parties, could impair our liquidity, disrupt our business, result in the disclosure of confidential information, damage our reputation and cause losses.

Rapid, reliable processing of orders and information is critical to our business and our clients, since any delay or disruption could cause significant financial losses. Moreover, if our clients become concerned about the reliability of our systems, they could quickly take their business to our competitors.

Our computer and communications systems could slow down, malfunction or fail for a variety of reasons, including loss of power, vendor or network failure, acts of war or terrorism, human error, natural disasters, fire, sabotage, hardware or software malfunctions or defects, computer viruses or worms, heavy stress placed on our systems during peak trading times, intentional acts of vandalism, client error or misuse, lack of proper maintenance or monitoring and similar events. Our systems could also fail in the event of a sudden, unpredicted surge in trading volume, which could occur in times of severe market stress. Many of these risks are beyond our control.

If events of the kind described above were to occur in the future, they could cause material disruption or failure of our computer and communications systems, with any number of severe consequences, including:

•	unanticipated disruptions to our business and operations;

•	unanticipated disruptions in service to our clients;

•	slower response times;

•	delays in our clients’ trade execution;

•	failed settlement of trades; and

•	incomplete or inaccurate recording, reporting or processing of trades.

Any upgrades or expansions to our systems or networks may require significant expenditures of funds and may also increase the probability that we could suffer system degradations and failures. Future system expansions, implementations, back-ups and disaster recovery plans may not be effective and may not address unanticipated or predicted trading volume increases or service disruption scenarios entirely. The same may be true for our third-party service providers. If enhancements or upgrades of third-party software and systems can not be integrated with our technologies or if the technologies on which we rely fail to respond to industry standards or technological changes, we may be required to design our own proprietary systems. Software products may contain defects or errors, especially when first introduced or when new versions or enhancements are released.

Delay, disruption or failure of our communications and computer systems may lead to financial losses, litigation, arbitration claims by our clients, or investigations and sanctions by our regulators. Our reputation could also be harmed, causing us to lose existing clients and business and making it more difficult for us to attract new clients. Further, any resulting financial losses could be magnified by price movements of contracts involved in trades that are delayed or fail due to these events, and we may be unable to take corrective action to mitigate these losses.

Our systems and those of our third-party service providers may be vulnerable to security risks, which could, among other things, result in wrongful use of our information, or make our electronic platforms unattractive to participants.

The networks we use, including our online trading platforms and those of our third-party service providers, as well as the networks of the exchanges and other market participants with whom we interact, may be vulnerable to unauthorized access, computer viruses and other security problems, including the inadvertent dissemination of non-public information. Any such problems or security breaches could result in our having liability to one or more third parties. Persons who circumvent security measures or gain access to client information could wrongfully use our or our clients’ information, or cause interruptions or malfunctions in our operations, any of which could have a material adverse effect on our business, financial condition and operating results. While we rely in part on security services and software provided by outside vendors to reduce this risk, we may nonetheless be subject to serious security breaches and other disruptions.

If an actual, threatened or perceived breach of our or our service providers’ security measures were to occur, or if we were to release confidential client information inadvertently, our reputation could be impaired and the market perception of the effectiveness of our security measures could be harmed. As a result, clients may reduce or stop their use of our services, including our online trading platforms. We or our service providers may be required to expend significant resources to protect against the threat of security breaches or to alleviate problems caused by any breaches. The security measures we rely on may prove to be inadequate and could cause incidental system failures and delays, and thus could lower trading volumes and adversely affect our reputation, business, financial condition and operating results. Further, breaches in client privacy could result in legal fines or penalties.

We rely on third-party providers and other suppliers for a number of services that are important to our business. An interruption or cessation of an important service or supply by any third party could have a material adverse effect on our business.

We depend on a number of suppliers, such as third-party electronic platforms to process trades, online service providers, hosting service and software providers, data processors, software and hardware vendors, banks, and telephone companies, for elements of our trading, clearing and other systems. The general trend toward industry consolidation may increase the risk that these services may not be available to us in the future. Moreover, we rely on access to certain data used in our business through licenses with third parties. If these companies were to discontinue providing services to us, we would likely experience significant disruption to our business.

We can not assure you that any of these providers will be able to continue to provide these services in an efficient, cost-effective manner or that they will be able to adequately expand their services to meet our needs. We also can not assure you that any of these providers will not terminate our business relationship with them for competitive reasons or otherwise. An interruption in or the cessation of an important service or supply by any third party and our inability to make alternative arrangements in a timely manner, or at all, would result in lost revenues and higher costs. In addition, even if we made alternative arrangements, these arrangements may prove to be less effective or reliable or more costly. Further, changing systems could also result in service interruptions or failures during an initial transition period, which could subject us to loss, including loss of client business, and make us less competitive over the longer term.

We must regularly maintain and upgrade our computer and communications systems in response to technological change and client and regulatory demands in order to remain competitive, which is resource intensive.

The markets in which we compete are characterized by rapidly changing technology, evolving client demand and the emergence of new industry standards and practices that could render our existing technology and systems inadequate or obsolete. Our future success depends in part on our ability to respond to demand for new services, products and technologies on a timely and cost-effective basis, and to adapt to technological advancements and changing standards, so as to address the increasingly sophisticated and varied needs of our clients and prospective clients. We may not be successful in developing, introducing or marketing new services, products and technologies. Any new service, product or technology we develop may not be accepted by the market. Any failure on our part to anticipate or respond adequately to technological advancements, client requirements or changing industry standards, could have a material adverse effect on our business, financial condition and operating results. We must also devote resources to the regular maintenance of our systems, which, together with any necessary upgrades or expansions, could require significant expenditures of funds.

We depend on outside vendors to provide some of the principal computerized systems we use to execute and clear client trades. Our ability to modify these outside systems is limited. As a result, as our markets expand and our clients’ trading and investment needs evolve, we may need to develop further our own proprietary systems to supplement or even replace some existing systems. That process would require a very significant capital investment and could involve difficult transition periods when service may be interrupted or may fail.

If and when we decide, or are required, to upgrade or expand our systems (including our own proprietary systems), we may not have the funds necessary and the changes we make or undertake to make may not be successful or accepted by our clients. Our failure to maintain our systems as necessary or to upgrade and expand them in response to evolving client demands or emerging industry standards would have a material adverse effect on our business and results of operations.

Risks related to our status as a Bermuda company

Our exemption from certain Bermuda taxes is effective until March 28, 2016, and if it is not extended our results of operations could be adversely affected.

The Bermuda Minister of Finance, under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, has given us an assurance that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to us or any of our operations, shares, debentures or other obligations, except insofar as such tax applies to persons ordinarily resident in Bermuda or to any taxes payable by us in respect of real property leased by us in Bermuda. This assurance by the Bermuda Minister of Finance expires on March 28, 2016. There is no guarantee that we will receive a renewed assurance from the Bermuda Minister of Finance, or that the Bermuda Government will not take action to impose taxes on our business. If the Bermuda Government imposed significant taxes on our business, our earnings could decline significantly.

We are incorporated in Bermuda, and some of our directors and a significant portion of their and our assets will be located outside the United States. As a result, it may not be possible for security holders to enforce civil liability provisions of the U.S. federal or state securities laws.

We are incorporated under the laws of Bermuda and a significant portion of our assets are located outside the United States. In addition, some of our directors are not (and some of our future directors may not be) citizens or residents of the United States. In addition, a significant portion of the assets of our non-U.S. directors are (and for new directors may be) located outside the United States. Consequently, it may be difficult to serve legal process within the United States upon any of our non-U.S. directors. In addition, it may not be possible to enforce court judgments obtained in the United States against us in Bermuda or against our non-U.S. directors in their home countries, or in countries other than the United States where we or they have assets, particularly if the judgments are based on the civil liability provisions of the federal or state securities laws of the United States. There is some doubt as to whether the courts of Bermuda and other countries would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liabilities provisions of the federal or state securities laws of the United States or would hear actions against us or those persons based on those laws. We have been advised by our legal advisors in Bermuda that the United States and Bermuda do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Bermuda. Similarly, those judgments may not be enforceable in countries, other than the United States, where we or our non-U.S. directors have assets.

In the event of a change or adverse interpretation of relevant income tax law, regulation or treaty, our overall tax rate may be substantially higher than the rate used for purposes of our consolidated financial statements.

Our effective tax rate is based upon the application of currently applicable income tax laws, regulations and treaties, as well as current judicial and administrative interpretations of these income tax laws, regulations and treaties. These income tax laws, regulations and treaties, and the administrative and judicial authorities interpreting them, are subject to change at any time, and any such change may be retrospective. Presently, a number of countries are considering changes to their tax laws that have the potential to affect negatively the tax expense of our subsidiaries, including those that operate within and outside those countries. At present, certain pieces of proposed legislation could, if enacted in their current form, adversely impact our tax rate and the amount of tax that we pay. However, it is unclear whether these proposals will be enacted in their current form and we do not believe it is possible at this time to predict whether and how future proposals may affect us.

Risks relating to the change in our jurisdiction of incorporation

Our Corporate Effective Tax Rate may increase as a result of the Domestication.

MF Global intends to change its jurisdiction of incorporation from Bermuda to Delaware, which change is referred to as the “Domestication.” MF Global has recently begun taking steps to effect the Domestication, such as filing a registration statement on Form S-4, for the purpose of registering its issued and outstanding common shares and preferred shares, which on the effective date of the Domestication will automatically convert on a one-for-one basis into shares of common and preferred stock that will comprise its authorized capital as a Delaware entity. There can be no assurance that the Domestication will be successfully completed, but if it is, MF Global’s organizational documents will change and will be governed by Delaware law rather than Bermuda law.

In addition, if the Domestication is successfully completed, we will become subject to U.S. tax on our income and capital gains and our corporate effective tax rate may increase significantly, which could materially impact our financial results, including our earnings and cash flow, for periods after the Domestication. Our corporate effective tax rate, which fluctuates significantly from period to period, is based upon the application of currently applicable income tax laws, regulations and treaties, as well as current judicial and administrative interpretations of these income tax laws, regulations and treaties, in various jurisdictions, including many other than the jurisdiction where MF Global is organized and domiciled. If MF Global’s jurisdiction of incorporation were to remain Bermuda, then under current Bermuda law, we would not be subject to tax on our income or capital gains under Bermuda law at least until after March 28, 2016 pursuant to an undertaking from the Minister of Finance of Bermuda pursuant to the Exempt Undertakings Tax Protection Act 1966, as amended, even if Bermuda enacted any legislation imposing tax computed on income or capital gains.

The highest statutory corporate tax rate for U.S. federal income tax purposes is 35%. Our effective tax rate for purposes of financial reporting may, however, vary significantly from the statutory rates under which we operate (including the U.S. statutory rate that would apply after the Domestication) because of, among other things, timing differences in the recognition of income and expense for U.S. GAAP and tax purposes, and differences in how each jurisdiction in which we operate treats the same item of income or expense. We are unable to predict the impact of the Domestication on our effective tax rate going forward. In addition, the tax laws of the United States and other jurisdictions could change in the future, and those changes could cause a material increase in our effective tax rate at a later date as well.

We plan to change the jurisdiction of incorporation of MF Global to improve our position in light of, and increase our flexibility to respond to, the current and anticipated competitive and regulatory landscape and to become a primary dealer for the Federal Reserve Bank of New York, but we have no control over the changes in the regulatory landscape nor can we offer any guarantee that the Federal Reserve Bank of New York will approve our application to become a primary dealer.

We are changing the jurisdiction of incorporation of MF Global in order to improve our position in light of, and increase our flexibility to respond to, the current and anticipated competitive and regulatory landscape. We believe that changing our corporate domicile from Bermuda to Delaware will give our existing and potential clients, creditors and other counterparties greater comfort that we are fully subject to the current and evolving U.S. regulatory regime. However, we have no control over the direction or extent of the financial reforms that are now under consideration in Congress or their potential impact upon our business plans and future earnings.

Changing the jurisdiction of incorporation of MF Global would also facilitate our becoming a primary dealer for the Federal Reserve Bank of New York (the “Federal Reserve”). In order to become a primary dealer under the existing rules of the Federal Reserve, a company must be incorporated in an approved jurisdiction, a category that includes Delaware but does not currently include Bermuda. However, we have received no assurance from the Federal Reserve that we will be approved as a primary dealer if we change MF Global’s jurisdiction of incorporation, and we cannot guarantee that we will become a primary dealer or assure you as to the timing of any such event. If our application is denied, our business plans and future earnings potential could be adversely affected. Moreover, even if we become a primary dealer, there is no assurance that we will be able to realize potential new benefits to our business or that any such benefits would not be offset by new costs or risks associated with acting as a primary dealer.

Risks relating to the notes

Factors that adversely affect the business, operations or financial condition of MF Global could also adversely affect an investment in the notes.

The rating agencies that provide the credit rating assigned to the notes or our long-term debt could withdraw or lower their ratings or could place us on “credit watch” with negative implications. If that were to occur, the market value of the notes could fall. In addition, the number of potential investors who might be willing to purchase the notes, even at a lower price, could decrease, thereby impairing your ability to sell the notes in any trading market for the notes that may develop.

The cash available to us to pay our debt, including the notes, could be adversely affected. This could occur, for example, if our revenues declined or our expenses increased relative to our revenues. In addition, we may be unable to raise the funds needed to pay our obligations if our ability to borrow in the credit markets were impaired, either because of a general disruption in those markets or because of a decline in our credit rating due to events affecting our financial position in particular or our industry generally.

Similarly, our available cash could be adversely affected if we were unable to sell securities or other assets we hold as needed or if we were unable to obtain sufficient funds from our subsidiaries because of regulatory restrictions or financial problems affecting them. A significant and sustained reduction in the cash available to us could adversely affect our ability to meet our payment obligations on our debt, including the notes, in a timely manner.

The definition of a Change of Control requiring us to repurchase the notes is limited, so that the market price of the notes may decline if we enter into a transaction that is not a Change of Control under the indenture governing the notes.

The term “Change of Control” (as used in the notes) is limited in terms of its scope and does not include every event that might cause the market price of the notes to decline. Furthermore, we are required to repurchase notes upon a Change of Control only if, as a result of such Change of Control, such notes receive a reduction in rating below investment grade. As a result, our obligation to repurchase the notes upon the occurrence of a Change of Control is limited and may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

Credit ratings may not reflect all risks.

Moody’s and Fitch have assigned credit ratings to the notes, and we expect S&P to assign a credit rating to them as well following their issuance. The ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above, and other factors that may affect the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the relevant rating agency at any time. Each rating should be evaluated independently of any other rating.

We are a holding company and our ability to service our obligations under the notes and other indebtedness will depend upon the performance of our subsidiaries and their ability to make distributions to us.

We are organized as a holding company and depend on our subsidiaries, which conduct our business, for dividends and other payments to generate the funds necessary to meet our financial obligations, including for payments of principal and interest on the notes. However, none of our subsidiaries are obligated to make funds available to us for payment on the notes. In addition, legal restrictions and contractual restrictions in agreements governing future indebtedness, as well as financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries. The earnings from, or other available assets of, our subsidiaries may not be sufficient to pay dividends or make distributions or loans to enable us to make payments in respect of the notes when such payments are due. In addition, even if such earnings were sufficient, we cannot assure you that the agreements governing the future indebtedness of our subsidiaries will permit such subsidiaries to provide us with sufficient dividends, distributions or loans to fund interest and principal payments on the notes offered hereby when due.

We may not have sufficient funds to repurchase the notes upon a Change of Control Repurchase Event as required by the indenture governing the notes.

Holders of the notes may require us to repurchase their notes upon a Change of Control Repurchase Event as defined under “Description of Notes—Purchase of Notes upon a Change of Control Repurchase Event.” We can not assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the repurchase price of the notes and any other then existing notes and repay indebtedness that may be tendered by the holders thereof in such a circumstance. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time.

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at prices that you deem sufficient.

The notes are new issues of securities for which there currently are no established trading markets. We do not intend to apply for listing or quotation of the notes on any securities exchange or automated quotation system, respectively. While certain of the underwriters of the notes have advised us that they intend to make a market in the notes, the underwriters will not be obligated to do so and may stop their market-making at any time. In addition, any market-making activity will be subject to the limits imposed by the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, and may be limited during the offering of the notes. No assurance can be given:

•	that a market for the notes will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any notes you may own or the price at which you may be able to sell your notes.

If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance, prospects and other factors. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time.

Because the notes are not secured and are effectively subordinated to the rights of secured creditors, the notes will be subject to the prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

The notes are unsecured obligations, ranking equally with other unsubordinated unsecured indebtedness. Although we do not currently have any secured indebtedness, the indenture governing the notes generally permits us to incur secured debt. If we incur secured debt, our assets will be subject to prior claims by our secured creditors. In the event of bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in any remaining assets ratably with all of our unsecured and unsubordinated creditors, including trade creditors. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

The indenture governing the notes will not limit our ability to incur future indebtedness, pay dividends, repurchase securities, engage in transaction with affiliates or engage in other activities, which could adversely affect our ability to pay our obligations under the notes.

The indenture governing the notes does not contain any financial covenants and contains only limited restrictive covenants. The indenture will not limit our or our subsidiaries’ ability to incur additional indebtedness, issue or repurchase securities, pay dividends or engage in transactions with affiliates. We, therefore, may pay dividends and incur additional debt including secured indebtedness in certain circumstances or indebtedness by, or other obligations of, our subsidiaries to which the notes would be structurally subordinated. Our ability to incur additional indebtedness and use our funds for numerous purposes may increase the risk that we will be unable to service our debt, including paying our obligations under the notes.

The occurrence of the Domestication would affect the tax treatment of interest payments with respect to the notes.

If the Domestication were to occur after the notes are issued, we would become a U.S. corporation and, consequently, the U.S. federal income tax consequences of owning and disposing the notes would change as a result of the Domestication. Interest payments with respect to the notes made prior to the Domestication would be interest income from sources outside of the United States, while interest payments made after the Domestication would be interest income from sources within the United States. Non-U.S. holders may be subject to withholding of U.S. federal income tax on interest payments with respect to the notes made after the Domestication. See “Material U.S. Federal Income Tax Considerations.” In addition, we will not pay any additional amounts to you with respect to any such withholding taxes after the Domestication. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH REGARD TO THE TAX CONSEQUENCES OF THE POTENTIAL DOMESTICATION AND WITH REGARD TO THE CONSEQUENCES OF OWNING AND DISPOSING OF THE NOTES.

Use of proceeds

We expect to receive net proceeds from the sale of the notes in this offering of approximately $              after deducting underwriting discounts and our estimated offering expenses. We expect to use a majority of the net proceeds to repay outstanding indebtedness under our liquidity facility and the remainder will be used for general corporate purposes. Information regarding our existing debt and, in particular, our liquidity facility, is included in the reports we file with the SEC under the Exchange Act, that are incorporated by reference into this prospectus supplement, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in each of our Annual Report and our Quarterly Reports.

Capitalization

The following table sets forth our cash and cash equivalents and our consolidated capitalization as of September 30, 2009 and as adjusted to give effect to the issuance of the notes in this offering and the application of a majority of the net proceeds towards the repayment of outstanding indebtedness under our liquidity facility. For purposes of this table, we have assumed the repayment of $             million of outstanding indebtedness under our liquidity facility and the resultant write-down of existing debt issuance costs. The actual amount of net proceeds that will be used to repay outstanding indebtedness under our liquidity facility will be determined following the sale of the notes and any remaining net proceeds will be used for general corporate purposes. You should read this table in conjunction with the consolidated financial statements of the Company and accompanying notes, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2009
(in millions)	Actual	As adjusted

Cash and cash equivalents	$796.8	$

Borrowings:
Short-term borrowings	152.3
9.00% Convertible Notes due 2038	198.7
Notes offered hereby	—
Other long-term borrowings	500.0
Total long-term borrowings	698.7

Total borrowings	851.0
Preference shares, $1.00 par value per share; 200,000,000 authorized:
1,500,000 Series A Convertible, issued and outstanding, cumulative	96.2
1,500,000 Series B Convertible, issued and outstanding, non-cumulative	128.0

Shareholders’ equity:
Common shares, $1.00 par value per share; 1,000,000,000 shares authorized; 121,494,897 and 120,723,046 shares issued and outstanding, respectively	121.5
Additional paid-in capital	1,353.9
Accumulated other comprehensive income (net of tax)	(9.9)
Accumulated deficit	(225.0)
Treasury shares	(0.2)
Receivable from shareholder	(29.8)
Noncontrolling interest	14.4
Total shareholders’ equity	1,224.9
Total capitalization	$2,300.1	$

Selected financial data

The following tables present certain selected financial data for our business. These tables should be read in conjunction with our financial statements and related notes included in our August Current Report and our Quarterly Reports, as well as Item 7 and Item 2 of our Annual Report and Quarterly Reports, respectively.

We derive the selected consolidated statement of operations for the six months ended September 30, 2009 and 2008 and our selected consolidated balance sheet data as of September 30, 2009 and 2008 from our unaudited consolidated financial statements that are included in our Quarterly Reports and incorporated herein by reference. We derived the selected consolidated and combined statement of operations for fiscal 2009, fiscal 2008 and fiscal 2007 and our selected consolidated balance sheet data as of March 31, 2009 and 2008 from our consolidated and combined financial statements that are included in our August Current Report and incorporated herein by reference and which were audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. We derived the consolidated and combined balance sheet data as of March 31, 2007 from our consolidated and combined financial statements, which are not incorporated herein by reference. We derived the selected combined statement of operations for fiscal 2006 and fiscal 2005 and our selected combined balance sheet data as of March 31, 2006 and 2005 from our combined financial statements, which are not incorporated herein by reference. Our consolidated and combined financial statements were prepared in accordance with generally accepted accounting principles in the United States of America, or U.S. GAAP. Our historical financial data are not necessarily indicative of our results for any future period. In management’s opinion the unaudited financial information presented below for the periods ended September 30, 2009 and 2008 has been prepared on substantially the same basis as the audited annual consolidated and combined financial statements and includes all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the unaudited consolidated and combined data.

	Six months ended September 30,		Year ended March 31,
(in millions, except share data)	2009	2008	2009	2008	2007	2006	2005

Statement of Operations

Revenues:
Execution-only commissions	$158.9	$226.0	$381.1	$486.2	$386.5	$261.8	$237.7
Cleared commissions	522.3	744.9	1,261.3	1,528.6	1,280.0	865.6	687.0
Principal transactions	85.9	132.4	287.7	281.9	299.6	158.6	142.9
Interest income	213.0	618.1	872.3	3,669.0	4,090.4	1,388.1	669.2
Other	23.0	26.0	112.4	54.1	37.8	29.2	24.1

Total revenues	1,003.2	1,747.3	2,914.8	6,019.8	6,094.4	2,703.2	1,760.9
Interest and transaction-based expenses:
Interest expense	71.2	410.5	495.1	3,165.2	3,739.3	1,173.5	537.0
Execution and clearing fees	288.4	453.7	741.0	927.4	700.4	463.4	396.3
Sales commissions	120.0	135.6	252.0	291.0	275.9	119.8	105.8

Total interest and transaction-based expenses	479.6	999.8	1,488.1	4,383.6	4,715.6	1,756.7	1,039.1
Revenues, net of interest and transaction-based expenses	523.6	747.5	1,426.7	1,636.3	1,378.7	946.5	721.8

Expenses:
Employee compensation and benefits (excluding non-recurring IPO rewards)	337.1	425.2	796.2	896.7	834.7	595.7	415.3
Employee compensation related to non-recurring IPO awards	18.0	35.0	44.8	59.1	—	—	—
Communications and technology	55.8	63.9	122.6	118.7	102.2	72.2	62.2
Occupancy and equipment costs	19.5	21.5	44.8	35.6	29.8	24.5	14.9
Depreciation and amortization	27.9	28.2	57.8	54.8	46.8	28.2	23.3
Professional fees	37.4	50.1	90.4	74.6	50.1	26.7	19.8
General and other	59.7	46.8	100.6	108.3	77.3	46.4	50.5
PAAF legal settlement	—	—	—	76.8	—	—	—
Broker related loss	—	—	—	141.0	—	—	—
IPO-related costs	0.9	10.7	23.1	56.1	33.5	—	—
Impairment of intangible assets and goodwill	1.2	—	82.0	—	—	—	—
Refco integration costs	—	0.5	0.7	2.7	19.4	66.8	—

Total other expenses	557.4	681.9	1,363.1	1,624.6	1,193.9	860.5	586.1
Gains on exchange seats and shares	11.2	15.1	15.1	79.5	126.7	33.5	5.8
Net gain on settlement of legal proceeding	—	—	—	—	21.9	—	—
Loss on extinguishment of debt	9.7	—	—	18.3	—	—	—
Interest on borrowings	20.5	36.2	68.6	69.3	43.8	31.5	17.7

(Loss)/Income before provision for income taxes	(52.8)	44.6	9.9	3.6	289.7	88.0	123.8

(in millions, except share data)	Six months ended September 30,		Year ended March 31,
	2009	2008	2009	2008	2007	2006	2005

(Benefit)/Provision for income taxes	(19.4)	17.9	41.9	66.6	100.0	28.2	39.5
Equity in income/(loss) of unconsolidated companies (net of tax)	0.9	(1.6)	(16.2)	(1.7)	0.1	0.3	—

Net (loss)/income	(32.4)	25.0	(48.1)	(64.7)	189.7	60.1	84.2

Less: Net income/(loss) attributable to noncontrolling interest	1.0	1.2	1.0	4.9	1.7	0.3	—

Net (loss)/income attributable to MF Global Ltd.	$(33.5)	$23.8	$(49.1)	$(69.5)	$188.0	$59.8	$84.2

Weighted average number of basic shares issued and outstanding(1)	123,087,787	120,279,627	121,183,447	115,027,797	103,726,453
Weighted average number of diluted shares issued and outstanding(1)	123,087,787	120,279,627	121,183,447	115,027,797	103,726,453
Basic (loss)/earnings per share(2)	$(0.40)	$0.14	$(0.58)	$(0.60)	$1.81
Diluted (loss)/earnings per share(2)	$(0.40)	$0.14	$(0.58)	$(0.60)	$1.81
Dividends declared per share(3)	—	—	—	$0.01	$0.03

Balance Sheet Data
Total assets	$59,494.0	$49,772.5	$38,835.6	$49,254.9	$51,670.3	$34,314.6	$21,910.7
Long-term debt	698.7	942.2	938.0	—	594.6	617.9	517.0

(1)	The weighted average number of common shares outstanding for periods prior to the reorganization and separation of the Company, which occurred prior to our initial public offering, as described in our Annual Report, is calculated using the number of common shares outstanding immediately following the reorganization and separation.

(2)	Net earnings per share for fiscal 2007 is calculated by dividing historical net income by the weighted average number of common shares outstanding (basic and diluted) during fiscal 2007.

(3)	These dividends were paid to Man Group plc when we were wholly owned by Man Group plc and are not indicative of future dividends. We currently do not expect to pay any cash dividends on our common shares in the foreseeable future. Dividends declared per share is calculated by dividing dividends paid to Man Group plc by the number of common shares outstanding (basic) during fiscal 2008 and fiscal 2007.

Ratio of earnings to fixed charges

The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the below ratios, earnings consist of pre-tax income or loss from continuing operations before adjustment for non-controlling interests in consolidated subsidiaries or income or loss from equity investees and fixed charges. Fixed charges consist of interest expenses, amortization of debt issuance costs, accretion of debt discount and an appropriate portion of rentals representative of the interest factor.

	Six months ended September 30, 2009	Fiscal year
		2009	2008	2007	2006	2005

Ratio of Earnings to Fixed Charges(1)	—	1.02	1.00	1.08	1.07	1.22

(1)	Due to our pre-tax losses in the six months ended September 30, 2009, the ratio coverage was less than 1:1 in this period. We would have needed to generate additional earnings of approximately $52.8 million to achieve a coverage of 1:1.

Description of notes

The following description is a summary of the material terms of the notes and the indenture under which they are issued. This description may not contain all of the information that is important to you and is qualified by reference to all of the provisions of the indenture, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended. To understand the indenture and the notes fully, you should read the form of indenture and each form of note, which are exhibits to the registration statement of which this prospectus supplement is a part.

We will issue the notes under the senior debt indenture, to be dated as of the issue date of the notes, between us and Deutsche Bank Trust Company Americas, as trustee. The senior debt indenture is more fully described under the caption “Description of Debt Securities” in the accompanying prospectus. The following description of the particular terms of the notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of our debt securities included in the accompanying prospectus under the caption “Description of Debt Securities.” In this section, “we,” “us” and “our” refer only to MF Global Ltd. and not to any of our subsidiaries. The senior debt indenture (as amended and supplemented by a supplemental indenture, to be dated as of the date of issuance of the notes) is referred to as the “indenture,” and Deutsche Bank Trust Company Americas or its successor, as trustee, as the “trustee.” You should read the indenture for provisions that may be important to you.

When the term “holder” is used in this prospectus supplement with respect to the notes, it means the person in whose name such notes is registered in the security register. The notes will be held in book-entry form only, as described under “Book-Entry System,” except in the circumstances described in that section, and will be held in the name of The Depository Trust Company (including its successors, “DTC”) or its nominee.

The indenture does not limit the amount of debt securities that we or our subsidiaries may incur under the indenture or other indentures to which we or they are or become a party. The notes are not convertible into or exchangeable for our common shares or authorized preferred shares.

Capitalized terms used and not defined in this summary have the meanings specified in the indenture.

General

The notes will have the following basic terms:

•	Ranking: the notes will be our senior unsecured obligations and will rank equally with all of our other existing and future unsecured and unsubordinated debt obligations;

•

Aggregate Principal Amount:    the notes initially will be limited to $             million aggregate principal amount (subject in each case to our right to issue additional notes of the same series as the notes, as described under “—Further Issuances” below);

•

Interest:    the notes will accrue interest at a rate of     % per year; interest will accrue on the notes from the most recent interest payment date to or for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the issue date of the notes), payable semi-annually in arrears on                     and                      of each year, beginning on                     , 2010;

•	Maturity Date: the notes will mature on , unless redeemed or repurchased prior to that date;

•	Optional Redemption: we may redeem the notes, in whole or in part, at any time at our option as described under “—Optional Redemption” below;

•

Change of Control Repurchase Event:    we may be required to repurchase the notes in whole or in part at your option in connection with the occurrence of a “change of control repurchase event” as described under “—Purchase of Notes upon a Change of Control Repurchase Event” below;

•	Denominations: the notes will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•

Global Notes:    the notes will be represented by one or more global notes registered in the name of a nominee of DTC, but in certain circumstances may be represented by notes in definitive form (see “—Global Securities” and “Book-Entry System” below).

The notes will be exchangeable and transferable at an office or agency maintained by us for such purposes (which initially will be the corporate trust office of the trustee).

Principal, interest and maturity

We will issue the notes in the initial aggregate principal amount of $            . The notes will mature on                     ,             .

Interest on the notes will accrue at a rate of     % per annum. Interest on the notes will be paid semi-annually in arrears on                      and                      of each year, beginning on                 , 2010. We will pay interest to the person in whose name that note is registered at the close of business on                      or                     , as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City are authorized or required by law, regulation or executive order to close.

The notes will not be subject to any sinking fund.

We may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.

Further issuances

We may, from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, the notes in all respects (expect for the issue date and, if applicable, the payment of interest accruing prior to the issues date of such additional notes and the first payment of interest following the issue date of such additional notes). Any additional notes of this kind will, together with the notes offered by this prospectus supplement, constitute a single series of notes under the indenture, with the same terms as to ranking, redemption, waivers, amendments or otherwise, as the notes, and will vote together as one class on all matters with respect to the notes of such series. We may also offer additional debt securities of a different series from the notes offered by this prospectus supplement.

Ranking

The notes will:

•	be our unsecured and unsubordinated obligations and will not be guaranteed by our subsidiaries;

•

be equal in ranking with all of our existing and future unsecured and unsubordinated indebtedness and obligations, including, as of September 30, 2009, $205 million in aggregate principal amount outstanding of our 9.00% Convertible Senior Notes due 2038 and our outstanding indebtedness under our liquidity facility;

•	be senior in right of payment to any future subordinated debt;

•	effectively rank junior in right of payment to any of our secured indebtedness to the extent of the assets securing such indebtedness and to all indebtedness and other liabilities of our subsidiaries.

We expect to use a majority of the net proceeds from this offering to repay outstanding indebtedness under our liquidity facility and the remainder for general corporate purposes. As of September 30, 2009, after giving pro forma effect to the application of the net proceeds from this offering, we, on a consolidated basis, would not have any outstanding secured indebtedness and would have had approximately $             million of outstanding unsecured indebtedness, assuming the repayment of $             of outstanding indebtedness under our liquidity facility.

Claims of creditors of our subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors of our subsidiaries.

Additional amounts

With respect to any payments made by us, all such payments under, or with respect to, the notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge, including penalties, interest and other liabilities related thereto (“taxes”), imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are engaged in business, resident for tax purposes or generally subject to tax on a net income basis, or any political subdivision or taxing authority of or in any of the foregoing, unless we are required to withhold or deduct taxes by law or by the official interpretation or administration thereof.

If we are so required to withhold or deduct any amount for, or on account of, such taxes from any payment made under or with respect to the notes, except as described below with respect to any payments made by us after the Domestication, we will pay such additional amounts

(“additional amounts”), as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount such holder would have received if such taxes had not been required to be withheld or deducted.

The foregoing provisions will survive any termination or discharge of the indenture and any defeasance of the notes.

Whenever either in the indenture or this prospectus supplement there is mentioned, in any context, payment of principal (and premium, if any), redemption price, interest or any other amount payable under or with respect to any note, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable by us in respect thereof.

If the Domestication were to occur, in which case we would become a U.S. company, we will withhold or deduct, if we are so required, any amount for, or on account of, any taxes from any payment made under or with respect to the notes after the Domestication, but we will not pay any additional amounts.

Optional redemption

We may redeem the notes at our option at any time, either in whole or in part. If we elect to redeem the notes, we will pay a redemption price equal to the greater of:

•	100% of the aggregate principal amount of the notes to be redeemed; or

•	the sum of the present values of the remaining scheduled payments.

In the case of any such redemption, we will also pay, in each case, accrued and unpaid interest thereon to, but not including, the redemption date.

In determining the present values of the remaining scheduled payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the treasury rate (as defined below) plus     % (    basis points).

The following terms are relevant to the determination of the redemption price.

“Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the comparable treasury issue. In determining this rate, we will assume a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

“Comparable treasury issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Independent investment banker” means J.P. Morgan Securities Inc., or its successor, as we may appoint from time to time; provided, however, that if J.P. Morgan Securities Inc. ceases to be a primary U.S. Government securities dealer in New York City (a “primary treasury dealer”), we will substitute another primary treasury dealer.

“Comparable treasury price” means, with respect to any redemption date, (1) the arithmetic average of the reference treasury dealer quotations for such redemption date after excluding the highest and lowest reference treasury dealer quotations, or (2) if the independent investment banker obtains fewer than four reference treasury dealer quotations, the arithmetic average of all reference treasury dealer quotations for such redemption date.

“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the arithmetic average, as we determine, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such reference treasury dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date for the notes being redeemed.

“Reference treasury dealer” means J.P. Morgan Securities Inc., and three other primary treasury dealers selected by us, and each of their respective successors, and any other primary treasury dealers we select.

“Remaining scheduled payments” means, with respect to any note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

A partial redemption of the notes may be effected pro rata or by lot or by such method as the trustee may deem fair and appropriate and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the notes or any integral multiple thereof) of the principal amount of notes of a denomination larger than the minimum authorized denomination for the notes.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the trustee and each holder of the notes to be redeemed.

Unless we default in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes, or portions thereof, called for redemption.

Purchase of notes upon a change of control repurchase event

If a change of control repurchase event (as defined below) occurs, unless we have exercised our right to redeem the notes as described above, we will be required to make an offer to each holder of the notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase.

“Change of control repurchase event” means the occurrence of a change of control and a below investment grade rating event.

“Below investment grade rating event” means the notes cease to be rated investment grade by at least two of the three rating agencies on any date during the period commencing 60 days prior to the first public announcement by us of a change of control (or pending change of control) until the end of the 60-day period following public notice of the occurrence of a change of control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the rating agencies).

“Change of control” means the occurrence of any of the following:

•

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of amalgamation, merger, consolidation or scheme of arrangement), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a wholly-owned subsidiary of ours;

•

the consummation of any transaction (including, without limitation, any amalgamation, merger, consolidation or scheme of arrangement) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a wholly-owned subsidiary of ours, becomes the beneficial owner, directly or indirectly, of more than 50% of our voting shares, measured by voting power rather than number of shares; provided that a transaction shall not constitute a “change of control” under this definition if (i) the purpose of the transaction is to change our jurisdiction of incorporation and (ii) our shareholders and the number of our voting shares, measured by voting power and number of shares, owned by each of them immediately before and immediately following such transaction are identical;

•

we consolidate with, or merge with or into, any person (other than a wholly-owned subsidiary of ours), or any person consolidates with, or merges with or into, us (other than a wholly-owned subsidiary of ours), in any transaction the result of which any of the outstanding voting shares of us or such other person are converted into or exchanged for cash, securities or other property, other than any such transaction where our voting shares outstanding immediately prior to such transaction constitute, or the voting shares into which our voting shares are reclassified, consolidated, exchanged or changed constitute, directly or indirectly, a majority of the voting shares of the surviving person, as measured by voting power, rather than the number of shares, immediately after giving effect to such transaction;

•	the first day on which a majority of the members of our board of directors are not continuing directors; or

•	the adoption of a plan relating to the liquidation or dissolution of us.

Notwithstanding the foregoing, a transaction effected to create a holding company for us will not be deemed to involve a change of control if (1) pursuant to such transaction we become a wholly-owned subsidiary of such holding company and (2) the holders of the voting shares of such holding company immediately following such transaction are the same as the holders of our voting shares immediately prior to such transaction.

“Continuing directors” means, as of any date of determination, any member of our board of directors who:

•	was a member of such board of directors on the first date that any of the notes were issued; or

•	was elected or appointed to our board of directors with the approval of a majority of the continuing directors who were members of our board at the time of such election or appointment (either by a specific vote or by approval of a proxy statement issued by us in which such member was named as a nominee for election as a director without objection to such nomination).

“Fitch” means Fitch Ratings, or any successor thereto.

“Investment grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such rating agency ceases to publish a senior unsecured credit rating for us for reasons outside of our control, the equivalent investment grade credit rating from any rating agency we select as a replacement rating agency).

“Moody’s” means Moody’s Investor Services Inc., or any successor thereto.

“Rating agency” means:

•	each of Fitch, Moody’s and S&P; and

•

if any of Fitch, Moody’s or S&P ceases to publish a senior unsecured credit rating of us for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc., or any successor thereto.

“Voting shares” as applied to shares of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Repurchase procedures

Within 30 days following any change of control repurchase event or, at our option, prior to any change of control, but after the public announcement of the change of control, we will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control repurchase event provisions of the notes by virtue of such conflict.

On the change of control repurchase event payment date, we will, to the extent lawful:

•	accept for payment all the notes or portions of the notes properly tendered pursuant to our offer;

•	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by us.

The paying agent will promptly mail to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

Our ability to pay cash to the holders of notes following the occurrence of a change of control repurchase event may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. In addition, even if we have sufficient funds, future agreements relating to indebtedness to which we and our subsidiaries are, and may become, party may restrict us from purchasing notes upon a change of control repurchase event. If a change of control repurchase event occurs at a time when we are prohibited from purchasing the notes, we could seek the consent of lenders to permit the purchase of the notes or could attempt to refinance the borrowings that contain such a prohibition. If we do not obtain such consent or refinance such borrowings, we will remain prohibited from purchasing the notes. In addition, future indebtedness of ours and our subsidiaries may provide that certain change of control events with respect to us would constitute a default thereunder (including events that would constitute a change of control repayment event under the indenture). If we experience a change of control that triggers a default under the terms of our or our subsidiaries’ other indebtedness, we could seek a waiver of such default or seek to refinance such other indebtedness. In the event we do not obtain such a waiver or refinance the indebtedness, such default could result in amounts outstanding under such other indebtedness being declared due and payable. See “Risk Factors—Risks Related to the Notes—We may not have sufficient funds to repurchase the notes upon a Change of Control Repurchase Event as required by the indenture governing the notes.”

The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of us. The change of control repurchase event feature is a result of negotiations among us and the underwriters. We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.

Under the indenture, we are permitted to change our corporate domicile from Bermuda to the State of Delaware pursuant to Delaware General Corporation Law Section 388 and to discontinue our corporate domicile in Bermuda pursuant to Sections 132G and 132H of the Bermuda Companies Act of 1981, as amended. As a result, such an action will not constitute a change of control.

Holders may not be entitled to require us to repurchase their notes in certain circumstances involving a significant change in the composition of our board of directors, including in connection with a proxy contest where our board of directors does not approve a dissident slate of directors but approves them as continuing directors, even if our board of directors initially opposed the directors.

The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all,” of our properties or assets and those of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our properties or assets and those of our subsidiaries, taken as a whole, to another person or group may be uncertain.

Certain covenants

Except as set forth below, neither we nor any of our subsidiaries will be restricted by the indenture from:

•	incurring any indebtedness or other obligation,

•	paying dividends or making distributions on our share capital or that of our subsidiaries, or

•	purchasing or redeeming our share capital or that of our subsidiaries.

In addition, we will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of any of the notes upon a change of control or other events involving us or any of our subsidiaries which may adversely affect the creditworthiness of the notes, except to the limited extent provided under “—Purchase of Notes upon a Change of Control Repurchase Event.” Among other things, the indenture will not contain covenants designed to afford holders of the notes any protections in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the notes, except to the limited extent provided under “—Purchase of Notes upon a Change of Control Repurchase Event.”

The indenture will contain the following principal covenants:

Limitation on liens

The indenture provides that we will not, and will not permit any subsidiary to, incur, issue, assume or guarantee any indebtedness for borrowed money if such indebtedness is secured by a pledge of, lien on, or security interest in any common shares of any subsidiary, without providing that the notes and, at our option, any other indebtedness ranking equally and ratably with such indebtedness, is secured equally and ratably with (or prior to) such other secured indebtedness.

Limitations on mergers and sales of assets

The indenture provides that we will not consolidate or amalgamate with or merge into another company or convey, transfer or lease all or substantially all of our assets to another company, unless:

•

the successor or continuing company is organized under the laws of Bermuda, the United States, any State thereof or the District of Columbia, any full member state of the European Union, Canada, Australia or Switzerland (or any political subdivision thereof) and it expressly assumes by supplemental indenture all of our obligations under the indenture; and

•	immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture.

If we engage in any transaction described in and complies with the conditions listed in this covenant, the successor will be substituted for us for the purposes of the indenture with the same effect as if it and not we had been an original party to the indenture. Thereafter, the successor may exercise our rights and powers under the indenture and we would be discharged from all obligations and covenants under the indenture and the notes. We will not be restricted under the limitation described above with regard to any transaction (including any change of control) other than a merger, amalgamation or consolidation, or a transfer or lease of our assets, as specified above.

Reports

The indenture provides that so long as any notes are outstanding, if we are subject to the periodic reporting requirements of the Exchange Act, we will furnish to the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 and Section 15(d) of the Exchange Act, which includes: (1) all quarterly and annual reports on Forms 10-Q and 10-K; and (2) all current reports on Form 8-K.

Each annual report on Form 10-K will include a report on our consolidated financial statements by our certified independent accountants. In addition, we will post a copy of each of the reports referred to in clauses (1) and (2) above on our website for public availability after we file the same with the SEC.

If, at any time, we are no longer subject to the periodic reporting requirements of the Exchange Act referred to above for any reason, the indenture requires that we will nevertheless continue to prepare financial statements substantially similar to those which would have been required to be included in each of the reports specified in clause (1) above had we been subject to such Exchange Act reporting requirements (with all such financial statements prepared in accordance with Regulation S-X promulgated by the SEC and all such annual financial statements including a report thereon from our independent registered public accounting firm) and post copies thereof to our website for public availability within the time periods that would have been applicable to filing such reports with the SEC in the rules and regulations applicable to such reports if we had been required to file those reports with the SEC; provided, however, that if we are no longer subject to the periodic reporting requirements of the Exchange Act, we will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein).

In addition, we will furnish (or cause the trustee to furnish) to the holders of the notes, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

Events of default

The following events are “events of default” with respect to the notes:

•	default in the payment of accrued and unpaid interest on, or additional amounts payable on, any notes when due and continuing for a period of 30 days;

•	default in the payment of principal or any premium on any note when due;

•	a failure to perform for 60 days after written notice any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of the notes other than such series);

•

a failure to pay when due, and beyond any applicable grace period, or the acceleration of, indebtedness, in each case in an aggregate amount greater than $50,000,000 (or its foreign currency equivalent at the time);

•

certain events of bankruptcy or insolvency related to us, our subsidiaries or any of our significant subsidiaries as defined in Rule 1-02(w) of Regulation S-X under the Securities Act, whether voluntary or not; and

•

our failure to repurchase the notes tendered for repurchase following the occurrence of a change of control repurchase event in conformity with the covenant set forth under “—Purchase of Notes upon a Change of Control Repurchase Event.”

If an event of default under the indenture (other than an event of default relating to our bankruptcy, insolvency or reorganization) occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the entire principal, premium, if any, and all accrued and unpaid interest on all notes to be due and payable immediately. An event of default relating to our bankruptcy, insolvency or reorganization will cause the entire principal, premium, if any, and all accrued and unpaid interest on all notes to be due and payable immediately without any declaration or other act by the trustee or any holder. In addition, if such a declaration of acceleration occurs, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority of the aggregate principal amount of the outstanding notes may cancel the acceleration if we deposit with the trustee all required payments of the principal of, and any premium or overdue interest on the notes, plus certain fees, expenses, disbursements and advances of the trustee.

No event of default regarding the notes issued under the indenture is necessarily an event of default regarding any other series of notes that may be issued under the indenture.

The trustee is generally required to give notice to the holders of the notes within 90 days of a default of which the trustee has actual knowledge under the indenture unless the default has been cured or waived.

The indenture provides that no holder of notes may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless such holder has previously given notice to the trustee of an event of default and the trustee fails to act, for 60 days, after:

•

it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding notes, as well as an offer of indemnity reasonably satisfactory to the trustee; and

•	no direction inconsistent with such written request has been given to the trustee during that 60-day period by the holders of a majority in principal amount of the outstanding notes.

This provision will not prevent, however, any holder of notes from instituting suit for the enforcement of payment of the principal of, and any premium, interest or additional amounts on notes at their respective due dates.

Subject to provisions in the indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of notes then outstanding, unless the holders have offered to the trustee reasonable security or indemnity reasonably satisfactory to it.

The holders of not less than a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes; provided that (1) such direction will not be in conflict with any rule of law or with the indenture, and (2) the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

Modification of the indenture

We and the trustee may modify or amend the indenture only with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes of each series affected by the change. However, no modification or amendment may, without the consent of the holder of each outstanding note affected, do any of the following:

•	change the stated maturity of any note;

•	reduce the principal amount of or premium, if any, on any note;

•	change any obligation of us to pay additional amounts described above under “—Additional Amounts;”

•	reduce the rate or extend the time of payment of interest;

•	change the place or currency of payment of principal, premium, if any, or interest;

•	impair the right to institute suit for the enforcement of any payment on any note;

•	reduce the percentage in principal amount of holders of notes of any series whose consent is required to change the indenture for that series of notes;

•	reduce the percentage in principal amount of holders of notes of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify the provisions on modification and waiver.

We and the trustee may modify or amend the indenture, without the consent of any holder of notes, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to the covenants for the benefit of the holders of notes or to surrender any right or power conferred upon us in the indenture;

•	to add any additional events of default for the benefit of the holders of the notes;

•	to add or change any provisions of the indenture to facilitate the issuance of or exchange into, or to liberalize certain terms of, notes in bearer form, or in uncertificated form;

•	to add, change or eliminate any provisions of the indenture, provided that any such addition, change or elimination shall:

•	become effective only when there are no outstanding notes created prior to the change or elimination which are entitled to the benefit of the applicable provision, or

•	not apply to any outstanding notes created prior to the change or elimination;

•	to provide for the acceptance or appointment of a successor or separate trustee; or

•	to cure any ambiguity, defect or inconsistency in the indenture.

The indenture will provide that the holders of a majority in aggregate principal amount of the outstanding notes of any series may waive compliance by us with specific restrictive provisions of the indenture on behalf of the holders of all notes of that series. The holders of not less than a majority in principal amount of the outstanding notes of any series may waive any past default under the indenture on behalf of all holders of notes of that series, except a default in the payment of principal, premium, if any, or interest on any note of that series or a default in respect of a covenant or provision of the indenture that cannot be amended without the consent of the holder of each outstanding note of the series affected.

Defeasance and covenant defeasance

We may, at our option, discharge our obligations to holders of the notes that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount sufficient to pay, when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the notes. We must also pay all other amounts we are obligated to pay under the indenture and deliver to the trustee an opinion of counsel to the effect that all conditions to discharge of the indenture with respect to such notes have been satisfied.

We may also discharge any and all of our obligations to holders of notes at any time, which is referred to as “defeasance.” We may also be released from the obligations imposed by any covenants of any outstanding notes and provisions of the indenture, and may omit to comply with those covenants without creating an event of default under the trust declaration, which is referred to as “covenant defeasance.” We may effect defeasance and covenant defeasance only if, among other things, we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount that will provide money in an amount sufficient to pay the principal of, premium, if any, and interest on all outstanding notes on their stated maturities. In addition, we must deliver an opinion of counsel to the trustee. In the case of covenant defeasance, the opinion must be to the effect that holders and beneficial owners of the notes will not recognize gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as if no covenant defeasance had occurred. In the case of defeasance, the opinion must be to the effect that we have received a ruling from the United States Internal Revenue Service, the Internal Revenue Service has published a ruling or there has been a change in tax law, and based on that ruling or change, holders and beneficial owners of the notes will not recognize gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as if no defeasance had occurred. We will remain subject to obligations to exchange or register the transfer of notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold moneys for payment in trust.

Denominations, interest, registration and transfer

The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The principal of, and any premium, or interest on, the notes will be payable in U.S. dollars at the corporate trust office of the trustee, initially located at 60 Wall Street, 27th Floor, New York, NY 10005. Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If any of the notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at our option, be made by (i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $1,000,000 principal amount of notes, wire transfer to an account located in the United States maintained by the payee. See “Book-Entry System.”

We will have the right to require a holder of notes, in connection with any payment on such notes, to certify information to us or, in the absence of such certification, we will be entitled to rely on any legal presumption to enable us to determine our obligation, if any, to deduct or withhold taxes, assessments or governmental charges from such payment. We may at any time designate additional paying agents, remove any paying agents, or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in the place of payment for the notes. All monies we pay to a paying agent for the payment of principal of, or any premium, interest or additional amounts which remain unclaimed at the end of two years after the principal, premium, interest or additional amounts has become due and payable will be repaid to us, subject to any applicable law. After this time, the holder of the note will be able to look only to us for payment.

Any interest not punctually paid on any interest payment date with respect to a note will be defaulted interest and will cease to be payable to the holder on the original regular record date and may either:

•	be paid to the holder at the close of business on a special record date for the payment of defaulted interest to be fixed by the trustee; or

•	be paid at any time in any other lawful manner, all as more completely described in the indenture.

If the defaulted interest is to be paid on a special record date, notice of the special record date will be mailed to each holder of such note not less than ten days before the special record date.

Subject to certain limitations imposed on notes issued in book-entry form, the notes will be exchangeable for other notes with the same terms and with the same total principal amount and authorized denomination upon surrender of the notes at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon notes issued in book-entry form, the notes may be surrendered for transfer or exchange at the corporate trust office of the trustee. Every note surrendered for transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. There will be no service charge on any transfer or exchange of notes, but we may require payment by holders to cover any tax or other governmental charge payable in connection with the transfer or exchange.

If we designate a transfer agent (in addition to the trustee) for the notes, we may at any time remove the transfer agent or approve a change in the location at which the transfer agent acts, except that we will be required to maintain a transfer agent in the place of payment for the notes. We may at any time designate additional transfer agents with respect to the notes.

Neither we nor any trustee will be required to do any of the following:

•

issue, register the transfer of or exchange notes during a period beginning at the opening of business 15 days before there is a selection of notes to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

•	register the transfer of or exchange any note, or portion thereof, called for redemption, except the unredeemed portion of any note being only partially redeemed; or

•	issue, register the transfer of or exchange any note that has been surrendered for repayment at the option of the holder, except the portion, if any, of the note that is not to be repaid.

Global securities

The notes will be issued in the form of one or more fully registered global securities that will be deposited with The Depository Trust Company, the initial securities depositary for the notes, or its nominee and registered in the name of the depositary or its nominee. See “Book-Entry System.” One or more registered global securities will be issued in a denomination or total denominations equal to the portion of the total principal amount of outstanding registered notes. Unless and until it is wholly exchanged for notes in definitive registered form, a registered global security may not be transferred except as a whole by the depositary to its nominee or by a nominee to the depositary or another nominee, or by the depositary or its nominee to a successor of the depositary or the successor depositary’s nominee.

Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with, or are participants of, the depositary for the registered global security or persons that may hold interests through participants. When we issue a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the notes represented by the registered global security owned by those participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the notes. Ownership of participants in a registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary and ownership of persons who hold notes through participants will be reflected on the records of participants. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the depositary’s system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which are referred to herein to as indirect participants. Persons who are not participants or indirect participants may beneficially own registered global securities held by the depositary only through participants or indirect participants.

So long as the depositary, or its nominee, is the registered owner of the global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security will not be entitled to have the notes represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form, and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant and, if applicable, the indirect participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary would authorize the participants holding the beneficial interests to give or take the action, and the participants and, if applicable, indirect participants would authorize beneficial owners owning through the participants and, if applicable, indirect participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium, interest or additional amounts on notes represented by a registered global security will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that once the depositary receives any payment of principal of, and any premium, interest or additional amounts on a registered global security, the depositary will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that payments by participants or, if applicable, indirect participants to owners of beneficial interests in the registered global security held through the participants or, if applicable, indirect participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants or indirect participants as the case may be.

Neither we, the trustee, any paying agent, nor the security registrar for the notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security for such notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

If the depositary for the notes notifies us that it is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we have agreed to appoint a successor depositary. If we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days after we become aware of the unwillingness, inability or ineligibility, or an event of default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the notes represented by the registered global security advise the depositary to cease acting as depositary for such registered global security, we will issue notes in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion determine not to have the notes represented by one or more registered global securities and, in such event, will issue the notes in definitive form in exchange for all of the registered global security or securities representing the notes. Any notes issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security.

Governing law

The indenture and the notes will be governed by, and will be construed in accordance with, the laws of the State of New York.

Concerning the trustee

Deutsche Bank Trust Company Americas is the trustee under the indenture and has also been appointed by us to act as registrar, transfer agent and paying agent for the notes.

Book-entry system

DTC

DTC will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate principal amount of notes, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in notes, so long as the corresponding securities are represented by global security certificates.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others, referred to as “indirect participants,” such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to us or our agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the notes will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•

will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and interest payments on the securities represented by the global security certificates and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. None of us, the trustee or any agent for us or them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but they assume no responsibility for the accuracy thereof.

Euroclear and Clearstream, Luxembourg

For so long as DTC acts as the depositary, interests in the global security certificate may also be held through Clearstream Banking, société anonyme, which is referred to as “Clearstream, Luxembourg,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which is referred to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream, Luxembourg will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names in DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and it takes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish, on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Material U.S. federal income tax considerations

The following is a general discussion of the material U.S. federal income tax considerations of the purchase, ownership and disposition of the notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to differing interpretations. This discussion only applies to you if you hold notes as “capital assets”, within the meaning of the Code, and you purchase your notes in this offering for a price equal to their “issue price” (i.e., the first price at which a substantial amount of the notes are sold for money to the public).

This discussion is for general information only and does not address all of the material tax considerations that may be relevant to you in light of your particular circumstances or to beneficial owners of the notes that are subject to special treatment under U.S. federal income tax laws (such as financial institutions, banks, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, traders in securities that elect to mark to market, tax-exempt entities or persons holding notes in a tax-deferred or tax-advantaged account, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax and certain U.S. expatriates, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons holding notes as a position in a “straddle” or as part of a “hedging”, “conversion” or other “integrated” transaction for tax purposes). This discussion does not address any state, local or foreign tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

For purposes of this discussion, a U.S. holder is a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if either (1) a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) the trust was in existence on August 20, 1996, was treated as a U.S. person prior to such date, and has made a valid election to continue to be treated as a U.S. person.

For purposes of this discussion, a non-U.S. holder is a beneficial owner of a note that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds a note, the tax treatment of the partnership and its partners will generally depend upon the status and activities of the partnership and its partners. A prospective purchaser of the notes that is treated as a partnership for U.S. federal income tax purposes, or a partner in any such partnership, should consult its own tax advisors regarding the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes.

Persons considering the purchase of the notes should consult their own tax advisors with respect to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes in light of their own particular circumstances, as well as the effect of any state, local, foreign and other tax laws.

If the Domestication were to occur, the U.S. federal income tax consequences of owning and disposing the notes would change as a result. Accordingly, the following discussion describes certain material U.S. federal income tax consequences of the Domestication and of owning and disposing the notes both prior to the Domestication and after the Domestication.

I. Pre-domestication

This subsection describes certain material U.S. federal income tax consequences of owning and disposing of the notes prior to the Domestication.

U.S. holders

Interest.    If you are a U.S. holder of the notes, you will be taxed on interest paid under the notes as ordinary income at the time the interest is received or when it accrues, depending on your method of accounting for tax purposes. Such interest will constitute income from sources outside the United States and generally will be “passive category income” or, in some cases, “general category income” for U.S. foreign tax credit purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes.    Upon the sale, exchange, redemption or other taxable disposition of a note, if you are a U.S. holder, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange, redemption or other taxable disposition (excluding any portion attributable to accrued and unpaid interest, which will be taxable as ordinary income if not previously included in your taxable income) and (ii) your tax basis in the note. Your tax basis in a note will generally be equal to the amount paid for the note. Capital gain of certain non-corporate U.S. holders is generally taxed at preferential rates if the holding period for the note is greater than one year at the time of the disposition. The deductibility of capital losses is subject to limitations. Any gain or loss generally will be treated as income or loss from within the United States for U.S. foreign tax credit purposes.

Non-U.S. holders

Interest.    Under U.S. federal income tax law, and subject to the discussion of backup withholding below, if you are a non-U.S. holder, interest on a note paid to you is not subject to U.S. federal income tax, including withholding tax, unless you are engaged in a trade or business in the United States and you both:

•	have an office or other fixed place of business in the United States to which the interest is attributable; and

•	derive the interest in the active conduct of a banking, financing or similar business within the United States.

Sale, Repurchase, Redemption or Other Taxable Disposition of the Notes.    If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange, redemption or other taxable disposition of a note unless (subject to the provisions of an applicable income tax treaty):

•	the gain is effectively connected with your conduct of a trade or business in the United States; or

•	you are an individual that is present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, unless reduced by an applicable income tax treaty with the U.S.

Backup withholding and information reporting

Principal payments and interest paid or accrued on a note and the proceeds from a sale, exchange or other taxable disposition of a note generally will be subject to information reporting. In addition, such amounts may be subject to backup withholding (currently imposed at a rate of 28%) if a U.S. holder fails to provide its correct taxpayer identification number, or to make required certifications, or otherwise comply with applicable requirements of the backup withholding rules. In the case of a non-U.S. holder, information reporting and backup withholding generally would not apply to payments on, or proceeds from the sale, exchange, redemption or other taxable disposition of a note if the statement referred to below in the second paragraph under the heading “—Post-Domestication—Non-U.S. Holders” has been received by the withholding agent. Backup withholding is not an additional tax and, accordingly, a beneficial owner may obtain a refund of backup withholding, or such backup withholding may be applied as a credit against such beneficial owner’s U.S. federal income tax liability, provided in each case that the beneficial owner timely furnishes the required information to the IRS.

II. Domestication

If the Domestication were to occur, (i) MF Global Ltd. will complete the Domestication in a manner so that the Domestication will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and (ii) holders of the notes will not have to recognize any gain or loss upon the Domestication. In that case, your holding period in the notes will include your holding period before the Domestication and your tax basis in the notes will be the same as before the Domestication.

III. Post-domestication

This subsection describes certain material U.S. federal income tax consequences of owning and disposing of the notes if the Domestication were to occur, in which case MF Global Ltd. would become a U.S. corporation.

U.S. holders

Interest Income.    If you are a U.S. holder of the notes, you would be taxed on interest paid under the notes as ordinary income at the time the interest is received or when it accrues,

depending on your method of accounting for tax purposes. Such interest would constitute income from sources within the United States for U.S. foreign tax credit purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes.    Upon the sale, exchange, redemption or other taxable disposition of a note, if you are a U.S. holder, you generally would recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange, redemption or other taxable disposition (excluding any portion attributable to accrued and unpaid interest, which will be taxable as ordinary income if not previously included in your taxable income) and (ii) your tax basis in the note. Your tax basis in a note would generally be equal to the amount paid for the note. Capital gain of certain non-corporate U.S. holders is generally taxed at preferential rates if the holding period for the note is greater than one year at the time of the disposition. The deductibility of capital losses is subject to limitations. Any gain or loss generally will be treated as income or loss from within the United States for U.S. foreign tax credit purposes.

Non-U.S. holders

Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding, the following is a discussion of the U.S. federal income tax and withholding tax considerations generally applicable to non-U.S. holders if the Domestication were to occur, in which case MF Global Ltd. would become a U.S. corporation. If you are a non-U.S. holder, payments of principal and interest with respect to a note held by or for you would not be subject to U.S. federal income or withholding tax, provided that, in the case of interest, (i) the interest is not effectively connected with the conduct of a trade or business in the United States by you, (ii) you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of MF Global Ltd entitled to vote, (iii) you are not a controlled foreign corporation that is related, directly or indirectly, to MF Global Ltd through sufficient stock ownership or a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (iv) the statement requirement set forth in Section 871(h) or Section 881(c) of the Code (as described below) has been fulfilled with respect to you.

In general, Sections 871(h) and 881(c) of the Code require that, in order to obtain the exemption from U.S. federal withholding tax described in the paragraph above, you must provide a statement to the withholding agent to the effect that you are not a U.S. person. Such requirement generally would be fulfilled if you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a U.S. person and you provide your name and address. In the case of notes held by a foreign intermediary (other than a “qualified intermediary”) or a foreign partnership (other than a “withholding foreign partnership”), the foreign intermediary or partnership, as the case may be, generally must provide IRS Form W-8IMY to the withholding agent with the required attachments, including an appropriate certification by each beneficial owner.

If you are engaged in a trade or business in the United States, and if amounts treated as interest for U.S. federal income tax purposes on a note or gain realized on the sale, exchange, redemption or other taxable disposition of a note are effectively connected with the conduct of such trade or business, although you generally would be exempt from U.S. federal withholding tax described above, you would generally be subject to regular U.S. federal income tax on such effectively connected income or gain in the same manner as if you were a U.S. holder (subject to the provisions of an applicable income tax treaty). In lieu of the IRS forms described above, you would be required to provide IRS Form W-8ECI to the withholding agent in order to claim an exemption from U.S. federal withholding tax. In addition, if you are a corporation, you may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable tax treaty) of your effectively connected earnings and profits for the taxable year, subject to certain adjustments.

You would generally not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, redemption or other taxable disposition of a note, unless (i) you are an individual who is present in the United States for 183 days or more in the taxable year of such sale, exchange, redemption or other taxable disposition and certain other conditions are met or (ii) such gain is effectively connected with the conduct by you of a trade or business in the United States (in each case, subject to the provisions of an applicable income tax treaty).

Backup withholding and information reporting

Principal payments and interest paid or accrued on a note and the proceeds from a sale, exchange or other taxable disposition of a note generally will be subject to information reporting. In addition, such amounts may be subject to backup withholding (currently imposed at a rate of 28%) if a U.S. holder fails to provide its correct taxpayer identification number, or to make required certification, or otherwise comply with applicable requirements of the backup withholding rules. In the case of a non-U.S. holder, backup withholding generally would not apply to payments on, or proceeds from the sale, exchange, redemption or other taxable disposition of a note if the statement referred to in the second paragraph above under the heading “—Post-Domestication—Non-U.S. Holders” has been received. Withholding agents must nevertheless report to the IRS and to each non-U.S. holder the amount of interest paid with respect to the notes held by such non-U.S. holder and the rate of withholding (if any) applicable to such non-U.S. holder. Backup withholding is not an additional tax and, accordingly, a beneficial owner may obtain a refund of backup withholding, or such backup withholding may be applied as a credit against such beneficial owner’s U.S. federal income tax liability, provided in each case that the beneficial owner timely furnishes the required information to the IRS.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Underwriting

J.P. Morgan Securities Inc. is acting as sole bookrunning manager of the offering, and is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of notes

J.P. Morgan Securities Inc.	$

Total	$

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed     % of the principal amount of the notes. The underwriters may allow, and dealers may reallow a concession not to exceed     % of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the representative may change the public offering price and concessions.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by us

Per note	%

In connection with the offering, J.P. Morgan Securities Inc., on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of the notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids for or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when J.P. Morgan Securities Inc., in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that the expenses for this offering payable by us, other than underwriting discounts and commissions, will be $360,000.

The underwriters and their affiliates perform and have performed investment banking and other commercial and advisory services for us from time to time for which they receive and have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. In particular, certain of the underwriters have engaged, and may continue to engage, in transactions with us and our subsidiaries in the ordinary course of our business as a provider of execution and clearing services in the futures, derivatives, foreign exchange and securities markets for which we and our subsidiaries received customary compensation. Affiliates of J.P. Morgan Securities Inc. provide us and our subsidiaries futures and options execution and clearing services, U.S. government securities clearing services, cash management and trust account services, intraday credit support, as well as act as a third-party Continuous Linked Settlement bank, DTC settlement bank and collateral agent for us and our subsidiaries. An affiliate of J.P. Morgan Securities Inc. acts as administrative agent and is a lender under our $1.5 billion liquidity facility, which is being partially repaid with the proceeds of this offering. See “Conflicts of Interest.”

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation by or on behalf of us, or by or on behalf of the underwriters, to subscribe for or purchase, any of the notes in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. We and the underwriters require persons into whose possession this prospectus supplement and the accompanying prospectus comes to inform themselves about and to observe any such restrictions.

The notes may not be offered or sold and will not be offered to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority. In addition, an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) will only be communicated or caused to be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us. Without limitation to the other restrictions referred to herein, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The notes may be offered in Switzerland only on the basis of a non-public offering. This prospectus supplement and the accompanying prospectus do not constitute an issuance prospectus according to article 1156 of the Swiss Federal Code of Obligations or a listing prospectus according to article 32 of the Listing Rules of the Swiss exchange. The notes may not be offered or distributed on a professional basis in or from Switzerland and neither this prospectus supplement and the accompanying prospectus nor any other offering material relating to the notes may be publicly issued in connection with any such offer or distribution. The notes have not been and will not be approved by any Swiss regulatory authority.

The notes may not be offered or sold by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to

“professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (2) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The notes have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Conflicts of interest

An affiliate of J.P. Morgan Securities Inc. acts as administrative agent and is a lender under our liquidity facility. This affiliate will receive its respective share of any repayment by us of amounts outstanding under the liquidity facility from the proceeds of this offering. Because at least 5% of the net proceeds of this offering, not including underwriting compensation, may be received by the affiliate, this offering is being conducted in accordance with Rule 2720 of FINRA.

MF Global Inc., a broker-dealer registered with FINRA and one of our wholly owned subsidiaries, will participate in the distribution of securities in connection with this offering. As such, MF Global Inc. will have a conflict of interest pursuant to Rule 2720(f)(5)(B), and this offering will be conducted in compliance with Rule 2720.

Pursuant to Rule 2720, the appointment of a qualified independent underwriter is not necessary in connection with the offering, as the offering is of a class of securities that are “investment grade rated,” as that term is defined in Rule 2720.

No underwriter having a Rule 2720 conflict of interest will confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

Validity of securities

The validity of the notes offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain matters under the laws of Bermuda will be passed upon by Conyers Dill & Pearman, Hamilton, Bermuda, Bermuda counsel to the Company. The validity of the notes will be passed upon for the underwriters by Fried, Frank, Harris, Shriver and Jacobson LLP, New York, New York. Sullivan & Cromwell LLP and Fried, Frank, Harris, Shriver and Jacobson LLP will rely as to matters of Bermuda law upon the opinion of Conyers Dill & Pearman.

PROSPECTUS

Debt Securities

Preference Shares

Common Shares

Warrants

MF Global Ltd. may, from time to time, offer to sell debt securities, preference shares, common shares and warrants. The debt securities, preference shares and warrants may be convertible into or exercisable or exchangeable for our common shares, preference shares or other securities. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering.

Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities. A prospectus supplement may also update, modify or supersede information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of our securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. See “Plan of Distribution” for a further description of the manner in which we may dispose of the securities covered by this prospectus.

Our common shares are currently listed on the New York Stock Exchange under the symbol “MF”. On September 24, 2009, the closing sale price of our common shares on the New York Stock Exchange was $7.44 per share.

You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated herein by reference, before you make your investment decision.

See “Risk Factors” beginning on page 4 of this prospectus and page 24 of our Annual Report on Form 10-K for the year ended March 31, 2009, which is incorporated herein by reference, to read about factors you should consider before buying any of our debt securities, preference shares, common shares or warrants.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 25, 2009.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, INCLUDING THE INFORMATION INCORPORATED BY REFERENCE HEREIN AS DESCRIBED UNDER “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE”, OR ANY FREE WRITING PROSPECTUS THAT WE PREPARE AND DISTRIBUTE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS. THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY FREE WRITING PROSPECTUS MAY BE USED ONLY FOR THE PURPOSES FOR WHICH THEY HAVE BEEN PUBLISHED, AND NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS. IF YOU RECEIVE ANY OTHER INFORMATION, YOU SHOULD NOT RELY ON IT. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE COVER PAGE OF THIS PROSPECTUS. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of our offered securities to and between residents and non-residents of Bermuda for exchange control purposes, provided that our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. This prospectus together with any accompanying prospectus supplement will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In granting such consent and in accepting this prospectus together with any accompanying prospectus supplement for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus or any accompanying prospectus supplement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. Each time we sell securities, we will provide a prospectus supplement together with this prospectus that will contain specific information about the terms of the offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information”.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and filed on June 10, 2009 (File No. 001-33590);

(2)	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009 and filed on August 7, 2009 (File No. 001-33590);

(3)	Current Report on Form 8-K, dated April 2, 2009 and filed on April 3, 2009 (File No. 001-33590);

(4)	Current Report on Form 8-K, dated August 7, 2009 and filed on August 7, 2009 (File No. 001-33590);

(5)	The description of our share capital contained in the Registration Statement on Form F-1 (File No. 333-143395), which description is incorporated by reference in our Registration Statement on Form 8-A, dated July 13, 2007 (File No. 001-33590), filed with the SEC under 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and which description is amended by the description contained in this prospectus;

(6)	Definitive Proxy Statement on Schedule 14A for the Annual General Meeting of Shareholders on August 13, 2009 and filed on July 1, 2009 (File No. 001-33590); and

(7)	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the applicable offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 717 5th Avenue, New York, NY 10022, telephone 1-800-596-0523, email investorrelations@mfglobal.com.

When we refer to “we”, “our” or “us” in this prospectus we mean MF Global Ltd. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING INCORPORATED FINANCIAL STATEMENTS AND

FINANCIAL DISCLOSURES

        On August 7, 2009 we filed a Current Report on Form 8-K (the “August Current Report”) to retrospectively adjust portions of our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, filed on June 10, 2009, in order to reflect our adoption, effective April 1, 2009, of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” and FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an Amendment of ARB No. 51”. When reading our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, you should read it in conjunction with the August Current Report and our other filings, each of which is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in or implied by these forward-looking statements. See “Risk Factors” below for information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements.

MF GLOBAL LTD.

We are a leading intermediary offering customized solutions in global cash and derivatives markets. We provide execution and clearing services for exchange-traded and over-the-counter, or OTC, derivative products, as well as for certain products in the cash market. We provide our clients with access to many of the largest and fastest growing markets and products throughout the world.

As of March 31, 2009, we had more than 137,000 active clients worldwide and we currently have offices in Bermuda, Chicago, Dubai, Geneva, Hong Kong, London, Mumbai, New York, Paris, Singapore, Sydney, Taipei, Tokyo, and Toronto among others. We provide our clients with access to many of the largest and fastest growing markets and products throughout the world.

Our clients include institutions, hedge funds and other asset managers, as well as professional traders and private clients. We act as an intermediary principally for five types of products: fixed income, commodities, foreign exchange, equities and interest rate products, and support a retail products group.

We generally execute orders for our clients on an agency or matched-principal basis. When we execute for a client on an agency basis, we typically direct the order to an exchange or OTC market where it is matched with a corresponding order for execution. When we execute a client order on a matched-principal basis, we take the other side of the trade for our own account and relatively quickly (often within minutes and generally on the same trading day) enter into an offsetting trade with another party. We engage in matched-principal execution, which generally yields higher profit margins than agency execution, primarily in the OTC markets, but also in certain listed markets outside the United States.

Except for corporate hedging and investment management transactions, we enter into transactions for our own account generally in response to or in anticipation of client demand, primarily to facilitate the execution of existing client orders or in the expectation that future client orders will become available to fill the other side of the transaction, and not primarily for directional purposes.

We also act as a clearing firm for clients who execute trades in futures and options on exchanges where we are approved as a clearing member. These include all major derivatives exchanges in the U.S. and Europe as well as certain Asia/Pacific markets. We may act as the clearing firm for clients who use us to execute their orders, as well as for clients who use other executing brokers or execute their orders directly on the exchange. We also provide clearing services for a growing number of transactions executed in the OTC markets.

We derive revenues from four main sources: commissions from agency execution; commissions from clearing services; markups from principal transactions, primarily consisting of client trades executed on a matched-principal basis; and net interest income on (i) cash balances in our clients’ accounts, most of which are maintained by our clearing clients to meet margin requirements as well as (ii) interest related to our fixed income and principal transaction activities.

Our business model is global and product-driven, which allows us to centrally manage our resources while offering clients an expansive array of products across a broad range of markets and geographies. We operate and manage our business as a single operating segment. We do not manage our business by services or product lines, market types, geographic regions, client segments or any other exclusive category.

We seek to discover and capitalize on market opportunities for clients through our international network of offices and relationships, expansive product offerings, value-added product expertise and consistent, high-quality service. Our history dates back over 200 years ago to a brokerage business that was a founding member of some of the world’s first futures exchanges. After an initial public offering in July 2007, we separated from Man Group plc, our former parent, and became an independent public company with shares listed on the New York Stock Exchange.

Our principal executive offices are located at 717 Fifth Avenue, New York, New York 10022 and our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

RISK FACTORS

Before you invest in any of our debt securities, common shares, preference shares or warrants, in addition to the other information in this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, which is incorporated in this prospectus by reference (and in any of our annual or quarterly reports for a subsequent fiscal year or fiscal quarter that we file with the SEC and that are so incorporated). See “Where You Can Find More Information” above for information about how to obtain a copy of these documents.

RATIOS OF EARNINGS

The following table sets forth information regarding our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred dividends for the periods shown. For purposes of determining the below ratios, earnings consist of pre-tax income or loss from continuing operations before adjustment for non-controlling interests in consolidated subsidiaries or income or loss from equity investees and fixed charges. Fixed charges consist of interest expenses, amortization of debt issuance costs, accretion of debt discount and an appropriate portion of rentals representative of the interest factor.

	Three Months Ended June 30, 2009	Fiscal Year
		2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges(1)	—	1.02	1.00	1.08	1.07	1.22
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends(2)	—	—	1.00	1.08	1.07	1.22

(1)

Due to our pre-tax loss in the three months ended June 30, 2009 the ratio coverage was less than 1:1. We would have needed to generate additional earnings of approximately $39.8 million to achieve a coverage of 1:1.

(2)

Due to our pre-tax loss in the three months ended June 30, 2009 and significant non-cash charges in the year ended March 31, 2009, the ratio coverage was less than 1:1 in each of these periods. We would have needed to generate additional earnings of approximately $47.5 million in the three months ended June 30, 2009 and approximately $23.8 million in the year ended March 31, 2009 to achieve a coverage of 1:1 in each of these periods.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement or other offering material, we intend to use the net proceeds from the sales of the securities for general corporate purposes. We may temporarily invest the net proceeds or use them to repay short term debt until they are used for their stated purpose.

SUMMARY DESCRIPTION OF THE SECURITIES WE MAY ISSUE

We may use this prospectus to offer from time to time:

•

Senior and subordinated debt securities. These debt securities may be convertible or exchangeable into our common shares, preference shares or other securities. They will be unsecured and, in the case of senior debt, will rank equally with any of our other unsubordinated and unsecured debt and, in the case of subordinated debt, will rank junior in right of payment and priority to any senior debt.

•

Preference shares, par value $1.00 per share. The preference shares may be convertible or exchangeable into other series of preference shares or our common shares. We can offer different series of preference shares with different dividend, liquidation, redemption and voting rights.

•	Common shares, par value $1.00 per share.

•

Warrants. These warrants may be for the purchase of our debt securities, preference shares or common shares. Warrants may be issued independently of such debt securities, preference shares or common shares.

We may issue securities denominated in U.S. dollars, but we may choose to issue securities in any other currency, including the Euro.

The applicable prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these securities.

DESCRIPTION OF DEBT SECURITIES

Senior and Subordinated Debt Securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Senior debt securities will be issued under the senior indenture and subordinated debt securities will be issued under the subordinated indenture, in each case with the specific terms and conditions set forth in a supplemental indenture. Each indenture is a contract between us and Deutsche Bank Trust Company Americas, as the initial trustee. The trustee has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later under “—Default and Related Matters—Remedies if an Event of Default Occurs”.

•

Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your securities to new buyers and sending you notices. Unless otherwise indicated in a prospectus supplement, Deutsche Bank Trust Company Americas will perform these administrative duties.

This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the “indentures”. The indentures and their associated documents, including the debt securities themselves and a supplemental indenture relating to a particular series of debt securities, contain the full text of the matters summarized in this section and your prospectus supplement. The forms of the indentures are filed as exhibits to the registration statement of which this prospectus forms a part, and the debt securities and supplemental indentures will be filed as exhibits with future SEC filings from time to time. See “Where You Can Find More Information” above for information on how to obtain copies. Section references in the description that follows relate to the indentures.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of MF Global Ltd. and will not be guaranteed by any of our subsidiaries. The senior debt securities will rank equally with any of our other unsubordinated and unsecured debt. The subordinated debt securities will be subordinate and rank junior in right of payment and priority to any senior debt, as defined, and described more fully, under “—Subordination” to the extent and in the manner set forth in the subordinated indenture.

As of June 30, 2009, we had $205 million of our 9.00% Convertible Senior Notes due 2038 (the “Notes”) outstanding. The Notes will rank equally in right of payment with any unsecured debt securities issued under the senior indenture and will rank senior in right of payment to any unsecured debt securities issued under the subordinated indenture.

Additionally, as of June 30, 2009, we had approximately $642.5 million outstanding under our $1.5 billion five-year unsecured committed revolving facility. The amounts drawn by us under this facility ranks equally in right of payment to any of our unsecured debt securities issued under the senior indenture and will rank senior in right of payment to any unsecured debt securities issued under the subordinated indenture.

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

This Section Is Only a Summary

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the indentures (and any amendments or supplements validly entered into by us from time to time) and the debt securities, including the definitions therein of certain terms. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares, preference shares or other securities. The indentures (together with any related amendments or supplements thereto) and the debt securities, and not any summary of the terms thereof, will govern the rights of holders of the debt securities.

Terms Contained in Prospectus Supplement

The applicable prospectus supplement will contain the terms relating to the specific series of debt securities being offered. The applicable prospectus supplement will include some or all of the following:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of debt securities of such series;

•

the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of any debt securities is payable;

•	the rate or rates at which any debt securities of the series shall bear interest, if any, and the date or dates from which any such interest shall accrue;

•	the dates on which any interest will be payable and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of and any premium and interest on any debt securities of the series shall be payable and the manner in which any payment may be made;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which our election to redeem the debt securities shall be evidenced;

•

our obligation, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or analogous provision and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations of the debt securities if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•

any provisions regarding the manner in which the amount of principal of or any premium or interest on any debt securities of the series may be determined with reference to a financial or economic measure or pursuant to a formula, if applicable;

•

if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies, or currency units in which the principal of or any premium or interest on such debt securities shall be payable, the periods within which and the terms and conditions upon which such payments are to be made, and the amount so payable (or the manner in which such amount shall be determined);

•	if other than the entire principal amount, the portion of the principal amount of any debt securities of the series which shall be payable upon declaration of acceleration of the maturity;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any day prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•	that the debt securities of the series shall be subject to full defeasance or covenant defeasance, as described further below, if applicable;

•

that any debt securities shall be issuable in whole or in part in the form of one or more global securities and, in such case, the depositaries for such global securities and the form of any legend or legends which shall be borne by such global security, if applicable;

•

any addition to, elimination of or other change in the events of default which applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount due and payable;

•	any addition to, elimination of or other change in the covenants which apply to any debt securities of the series;

•	the terms and conditions, if any, pursuant to which the debt securities of the series are convertible for common shares, preference shares or other securities; and

•	any other terms of the debt securities not inconsistent with the indenture.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Debt securities may bear interest at a fixed rate or a variable rate, as specified in the applicable prospectus supplement. In addition, if specified in the applicable prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any material special federal income tax considerations applicable to any such discounted debt securities.

Overview of Remainder of This Section

The remainder of this section summarizes:

•	Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

•	Your rights under several special situations, such as if we merge with another company, or if we want to change a term of the debt securities;

•	Your rights if we default or experience other financial difficulties; and

•	The subordination of the debt securities relative to senior indebtedness issued by us.

Additional Mechanics

Form

The debt securities will be initially issued as a registered global security as described below under “What Is a Global Security?” unless otherwise specified in the applicable prospectus supplement. If any debt securities cease to be issued in registered global form, they will be issued in fully registered form, without coupons (Section 302), although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. Debt securities will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. (Section 302)

Exchange and Transfer

You may have fully registered securities broken into more securities of smaller denominations (but not into denominations smaller than any minimum denomination applicable to the securities) or combined into fewer securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange”. (Section 305)

If you are holding bearer securities and if permitted by the terms of your series of debt securities, you may exchange bearer debt securities for an equal amount of registered debt securities of the same series and date of maturity. No bearer debt securities will be exchanged for registered securities if in doing so we would suffer adverse consequences under any U.S. law applicable to the exchange. Registered debt securities may not be exchanged for bearer debt securities.

You may exchange or transfer your fully registered securities at the office of the registrar. (Section 305) The registrar acts as our agent for registering securities in the names of holders and for transferring and exchanging securities, as well as maintaining the list of registered holders. The paying agent acts as the agent for paying interest, principal and any other amounts on securities. (Section 305) Unless otherwise specified in the applicable prospectus supplement, the trustee will perform the roles of registrar and paying agent, and will perform other administrative functions. We may change these appointments to another entity or perform them ourselves.

We may designate additional or alternative registrars or paying agents, acceptable to the trustee, and they would be named in the applicable prospectus supplement. We may cancel the designation of any particular registrar or paying agent. We may also approve a change in the office through which any registrar or paying agent acts. We must maintain a paying agent office at the place of payment for each series of debt securities. (Sections 305 and 1002)

There is no service charge for exchanges and transfers. You will not be required to pay a service charge to transfer or exchange securities, but you may be required to pay for any tax or other governmental charge that may be imposed in connection with the exchange or transfer. (Section 305)

At certain times, you may not be able to transfer or exchange your securities. If we redeem any series of securities, or any part of any series, then we may prevent you from transferring or exchanging these securities for certain periods. We may do this during the period beginning 15 days before the day we mail the notice of redemption and ending at the close of business on the day of that mailing, in order to freeze the list of holders so we can prepare the mailing. We may also refuse to register transfers or exchanges of securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 305)

Replacing Your Lost or Destroyed Certificates

If you bring a mutilated certificate to the registrar, we will issue a new certificate to you in exchange for the mutilated one, or we may elect to pay the security. (Section 306)

If you claim that a certificate has been lost, completely destroyed, or wrongfully taken from you, then the trustee will give you a replacement certificate if you meet our and the trustee’s requirements, including satisfactory evidence of loss, destruction or theft. Also, we and the trustee may require you to provide reasonable security or indemnity to protect us and the trustee from any loss we may incur from replacing your certificates or coupons. (Section 306)

In either case, we may also charge you for our expenses in replacing your security and for any tax or other governmental charge that may be incurred. (Section 306)

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the registrar’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day is called the “regular record date” and is stated in the applicable prospectus supplement. (Section 307) Holders buying and selling securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the record date. The most common manner is to adjust the sales price of the securities to prorate interest fairly between buyer and seller. This prorated interest amount is called “accrued interest”.

We will pay interest, principal and any other money due on the debt securities of a series at the place of payment specified in the applicable prospectus supplement for that series. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. If we have designated additional paying agents, they will be named in the applicable prospectus supplement. We may cancel the designation of any particular paying agent or approve a change in the office through which any paying agent acts, but we must have a paying agent in each place of payment for the securities. (Section 1002)

All money we forward to the trustee or a paying agent that remains unclaimed will, at our request, be repaid to us at the end of two years after the amount was due to the direct holder. After that two-year period, you may look only to us as a unsecured general creditor for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “What Is a Global Security?”. (Section 1002)

“Street name” and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Payment of Bearer Securities

We will only pay interest on bearer debt securities when you present and surrender the coupons for the interest installments evidenced by the bearer securities as they mature. You must present your coupons at a paying agency of MF Global Ltd. located outside of the United States. Unless otherwise specified in the applicable prospectus supplement, we will maintain a non-U.S. paying agent for two years after the principal of a series of bearer debt securities has become due. We will continue to maintain the paying agent after that period, if it is necessary to comply with U.S. tax law or regulations. We will provide the paying agent with the necessary funds for payment upon reasonable notice. We generally will not make any payments in the United States. However, if payment outside of the United States is illegal or precluded by exchange controls or similar restrictions in a foreign country, we may instruct the trustee to make payments at a paying agent located in the United States.

Unless otherwise specified in the applicable prospectus supplement, you can prove your ownership of a bearer security by presenting the actual security, or a certificate or affidavit executed by the person holding the bearer security or executed by a depositary with whom the bearer securities were deposited, if the trustee is satisfied with the certificate or affidavit.

Notices

We and the trustee will send notices regarding the securities only to direct holders, using their addresses as listed in the register kept at the office of the registrar. (Section 106)

Special Situations

Mergers and Similar Transactions

We are generally permitted to consolidate or amalgamate with or merge into another company. We are also permitted to convey, transfer or lease all or substantially all of our assets to another company. However, we may not take any of these actions unless the company certifies to the trustee that both of the following conditions are met:

•

the successor company (if any) is organized under the laws of Bermuda, any U.S. jurisdiction, any full member state of the European Union, Canada, Australia or Switzerland (or any subdivision thereof) and it expressly assumes our obligations on the securities; and

•

immediately after giving effect to the transaction, no event of default (and no event which, after notice or lapse of time or both, would become an event of default) shall have happened and be continuing. (Section 801)

Change in Corporate Domicile

We are permitted to change our corporate domicile from Bermuda to the State of Delaware pursuant to Delaware General Corporation Law Section 388 and to discontinue our corporate domicile in Bermuda pursuant to Section 132G of the Bermuda Companies Act of 1981, as amended. In the event of such a change, we are required to furnish the trustee with notice of the change of our corporate domicile from Bermuda to Delaware within five business days of the date such change is effective. (Section 1005)

Modification and Waiver of Your Contractual Rights

Under certain circumstances, we can make changes to the indentures and the securities. Some types of changes require the approval of each security holder affected, some require approval by a vote of a majority of the security holders of the particular series affected, and some changes do not require any approval at all. (Sections 901 and 902)

Changes Requiring Your Approval. First, there are changes that cannot be made to your securities without your specific approval. These include changes that:

•	reduce the percentage of holders of securities who must consent to a waiver or amendment of the indenture;

•	reduce the rate of interest on any security or change the time for payment of interest;

•	reduce the principal or premium due on any security or change the stated maturity date of any security;

•	change the place or currency of payment on a security;

•	change the right of holders to waive an existing default by majority vote;

•	modify the provisions of the indenture with respect to the subordination of the debt securities in a manner adverse to you;

•	impair your right to sue for payment; or

•	make any change to this list of changes that requires your specific approval. (Section 902)

Changes Requiring a Majority Vote. The second type of change to the indentures and the securities requires a vote in favor by security holders owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other specified changes that would not adversely affect holders of the securities in any material respect. A majority vote is required to waive any past default, except a failure to pay principal or interest and default in the certain covenants and provisions of the indenture that cannot be amended without the consent of the holder of each security. (Section 513)

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•

For original issue discount securities, we will use the principal amount that would be due and payable on the date in question if the maturity of the securities were accelerated to that date because of a default.

•	For securities the principal amount of which is not determinable, an amount determined in the manner prescribed for such security.

•	For securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined on the date of original issuance of these securities.

Securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. (Section 101)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 180 days following the record date. (Section 104)

“Street name” and other indirect holders, including holders of any securities issued as a global security, should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the securities or request a waiver.

Subordination

The securities may be subordinated debt securities and, as a result, the payment of principal, any premium and interest on the debt securities will be subordinated in right of payment to the prior payment in full of all our senior debt. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they come due, the holders of all our senior debt will be entitled to receive payment in full of all amounts that are due or will become due on the senior debt before you and the other direct holders of subordinated debt securities will be entitled to receive any amounts on such securities. These circumstances include:

•	Any liquidation, dissolution or winding up of our company.

•	An assignment or marshalling of our assets and liabilities for the benefit of our creditors.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur.

•

The maturity of the securities is accelerated. For example, the entire principal amount of a series of securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default. (Sections 1402 and 1403)

The applicable prospectus supplement relating to any offering of subordinated securities will describe the specific subordination provisions. However, unless otherwise noted in the applicable prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing and outstanding senior debt of MF Global Ltd.

In addition, we are not permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default in our obligation to make payments on senior debt and do not cure such default, or if an event of default that permits the holders of senior debt to accelerate the maturity of the senior debt occurs. (Sections 1401, 1402 and 1404)

These subordination provisions mean that if we are insolvent a holder of our senior debt may ultimately receive out of our assets more than a holder of the same amount of our subordinated debt and a creditor of ours that is owed a specific amount but who owns neither our senior debt nor the securities may ultimately receive less than a holder of the same amount of senior debt or securities.

The subordinated indenture defines “senior debt”, with respect to any series of subordinated debt securities, as the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to MF Global Ltd., whether or not such claim for post-petition interest is allowed in such proceeding), on debt, which includes, among other items, all indebtedness and obligations of, or guaranteed or assumed by, MF Global Ltd. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether incurred on or prior to the date of the subordinated indenture or thereafter incurred; provided, however, that senior debt shall not be deemed to include any debt that by its terms is subordinate to, or ranks equally with, the subordinated debt securities of such series, and trade accounts payable and other accrued liabilities arising in the ordinary course of business. (Section 101)

Restrictive and Maintenance Covenants

We will describe any material restrictive and maintenance covenants, including restrictions on any subsidiary, for any series of debt securities in the prospectus supplement and/or other offering material for each offering of such debt securities.

Discharge and Defeasance of Our Obligations

The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement. (Section 1301)

Full Defeasance

If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the securities, called “full defeasance,” if we put in place the following other arrangements for you to be repaid:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the securities on their various due dates.

•

There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the securities any differently than if we did not make the deposit and just repaid the securities ourselves.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above. (Sections 1302 and 1304)

If we accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the securities. You could not look to us for repayment in the event of any shortfall. Moreover, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. In the case of subordinated securities, you would also be released from the subordination provisions on the securities.

However, we cannot discharge ourselves from the obligations under any convertible or exchangeable securities, unless we provide for it in the terms of these securities and the applicable prospectus supplement.

We will indemnify the trustee against any tax, fee or other charge imposed on the U.S. government obligations we deposited with the trustee or against the principal and interest received on these obligations. (Section 1305)

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the securities. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and, in the case of subordinated securities, you would be released from the subordination provisions on the securities. In order to achieve covenant defeasance, we must do the following:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the securities on their various due dates.

•

We must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the securities any differently than if we did not make the deposit and just repaid the securities ourselves.

If we accomplish covenant defeasance, the following provisions of the indenture and the securities would no longer apply:

•	Any covenants applicable to the series of securities and described in the applicable prospectus supplement.

•	The events of default relating to breach of covenants and acceleration of the maturity of other debt.

•	The subordination provisions on the securities, as applicable.

If we accomplish covenant defeasance, you can still look to us for repayment of the securities if a shortfall in the trust deposit occurs. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 1303 and 1304)

Additional Amounts

With respect to any payments made by us, all such payments under, or with respect to, the debt securities will, but only to the extent provided in the applicable prospectus supplement, be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge, including penalties, interest and other liabilities related thereto (“taxes”), imposed or levied on behalf of Bermuda or any other jurisdiction in which we are engaged in business, resident for tax purposes or generally subject to tax on a net income basis, or any political subdivision or taxing authority of or in any of the foregoing, unless we are required to withhold or deduct taxes by law or by the official interpretation or administration thereof.

If we are so required to withhold or deduct any amount for, or on account of, such taxes from any payment made under or with respect to the notes, we will, but only to the extent provided in the applicable prospectus supplement, pay such additional amounts (“additional amounts”), as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount such holder would have received if such taxes had not been required to be withheld or deducted.

The foregoing provisions will, to the extent provided in the applicable prospectus supplement, survive any termination or discharge of the indenture and any defeasance of the debt securities.

Whenever either in the indenture, this prospectus or any prospectus supplement, there is mentioned, in any context, payment of principal (and premium, if any), redemption price, interest or any other amount payable under or with respect to any debt securities, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable by us in respect thereof.

Redemption

We May Choose to Redeem Your Securities

We may be able to redeem your securities before their normal maturity. If we have this right with respect to your specific securities, the right will be described in the applicable prospectus supplement. It will also specify when we can exercise this right and how much we will have to pay in order to redeem your securities.

If we choose to redeem your securities, we will mail written notice to you not less than 30 days nor more than 60 days prior to redemption. Also, you may be prevented from exchanging or transferring your securities when they are subject to redemption, as described under “—Additional Mechanics—Exchange and Transfer” above. (Section 305)

Liens on Assets

A particular series of debt securities may contain provisions that restrict us from pledging or otherwise encumbering any of our assets and those of our subsidiaries. If applicable, these restrictions will be described in the applicable prospectus supplement.

Default and Related Matters

Ranking Compared to Other Creditors

The securities are not secured by any of our property or assets. Accordingly, your ownership of securities means you are one of our unsecured creditors. The senior debt securities will not be subordinated to any of our other debt obligations and therefore rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinate and junior in right of payment to any of our senior debt. The trustee has a right to receive payment for its administrative services prior to any payment to security holders after a default. (Section 506)

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

The term “event of default” with respect to any series of securities means any of the following:

•	We fail to make any interest payment on a security when such interest becomes due, and we do not cure this default within 30 days.

•	We fail to make any payment of principal or premium when it is due at the maturity of any security.

•

We do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement.

•

We fail to comply with any of our other agreements regarding a particular series of securities or with a supplemental indenture, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the series, we do not cure the default within 60 days.

•

We default on any indebtedness having an aggregate amount of at least $50,000,000, this default is either of payment of principal or results in acceleration of the indebtedness, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the series we do not cure the default within 10 days.

•	We file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in the prospectus supplement occurs, subject to any applicable cure period. (Section 501)

Remedies if an Event of Default Occurs

You and the trustee will have the following remedies if an event of default occurs:

Acceleration. If an event of default has occurred and has not been cured or waived, then the trustee or the holders of 25% in principal amount of the securities of the affected series may declare the entire principal amount of, and premium, if any, and all accrued and unpaid interest on all the securities of that series to be due and immediately payable. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us, the entire principal amount, and premium, if any, and all accrued and unpaid interest of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. An acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the securities of the affected series, if all events of default have been cured or waived. (Section 502)

Other Remedies of Trustee. If an event of default occurs, the trustee is authorized to pursue any available remedy to collect defaulted principal and interest and to enforce other provisions of the securities and the indentures, including bringing a lawsuit. (Section 503)

Majority Holders May Direct the Trustee to Take Actions to Protect Their Interests. Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an “indemnity”. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indentures. (Sections 512 and 603)

Individual Actions You May Take if the Trustee Fails to Act. Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507)

However, you are entitled at any time to bring an individual lawsuit for the payment of the money due on your security on or after its due date. (Section 508)

Waiver of Default

The holders of a majority in principal amount of any series of debt securities may waive a past default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on your debt security, however, without your individual approval. (Section 513)

We Will Give the Trustee Information About Defaults Annually

Every year we will give to the trustee a written statement of one of our officers certifying that to the best of his or her knowledge we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1004)

“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to make or cancel a declaration of acceleration.

Original Issue Discount Securities

The debt securities may be issued as original issue discount securities, which will be offered and sold at a discount from their principal amount. Only a discounted amount will be due and payable when the trustee declares the acceleration of the maturity of these debt securities after an event of default has occurred and continues, as described under “—Default and Related Matters—Remedies if an Event of Default Occurs” above.

Conversion of Convertible Debt Securities

Your debt securities may be convertible into our preference shares, common shares or other securities if the applicable prospectus supplement so provides. If your debt securities are convertible or exchangeable, the applicable prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. The applicable prospectus supplement would also include provisions regarding the adjustment of the number of common shares, preference shares or other securities you will receive upon conversion or exchange. In addition, the applicable prospectus supplement will contain the conversion price or exchange price and mechanisms for adjusting this price.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The senior indenture and the subordinated indenture provide that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth therein. Each indenture and the provisions of the Trust Indenture Act of 1939 (the “TIA”) contain limitations on the rights on the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it become subject to any conflicting interest (as defined under the TIA), it must eliminate such conflict or resign.

Legal Ownership of Debt Securities

Unless the applicable prospectus supplement specifies otherwise, we will issue debt securities initially in the form of a global security. However, we may elect to issue debt securities in fully registered or bearer form or both. We refer to those who have debt securities registered in their own names on the books that we or our agent maintain for this purpose, or who hold bearer certificates representing bearer debt securities, as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as “indirect holders” of those debt securities. As we discuss below, indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

If we issue debt securities in global—i.e., book-entry—form, the debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

For registered debt securities, only the person in whose name a debt security is registered is recognized under the indenture as the holder of that debt security. Debt securities issued in global form will be issued in the form of a global security registered in the name of the depositary or its participants. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors in a book-entry security will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the future we may terminate a global security under the circumstances specified under “What is a Global Security?—Special Situations When a Global Security Will Be Terminated” or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in “street name”. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, not holders, of those debt securities.

Legal Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend the applicable indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the applicable indenture—we would seek approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Holders of Bearer Debt Securities

If we issue debt securities in bearer form, they may be issued only outside of the United States to non-U.S. persons. In addition, we may offer bearer securities to offices of some U.S. financial institutions that have offices located outside the United States. We will describe any special restrictions on the offer, sale and delivery of bearer debt securities and any special federal income tax considerations applicable to bearer debt securities in the applicable prospectus supplement.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

A global security is a security that represents one or more debt securities and is held by a depositary. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominees. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as “DTC”, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

If the applicable prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain nonglobal certificates for his or her interest in the debt securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “—Legal Ownership of Debt Securities” above;

•	An investor may not be able to sell interests in the debt securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

The depositary may (and we understand that DTC will) require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above under “—Legal Ownership of Debt Securities”.

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to debt securities represented by that global security and has not been cured or waived. We discuss defaults above under “—Default and Related Matters”.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary—and not we or the trustee—is responsible for deciding the names of the institutions that will be the initial direct holders. (Section 305)

DESCRIPTION OF PREFERENCE SHARES

The following information outlines some of the provisions of our preferences shares. This information may not be complete in all respects and is qualified entirely by reference to our certificate of incorporation, memorandum of association, bye-laws, which we refer to as our “by-laws”, and the relevant certificate of designation relating to any series of preference shares that we may offer. The specific terms of any series of preference shares will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of preference shares may differ from the general description of terms presented below.

General

We are authorized to issue up to 200,000,000 preference shares, par value $1.00 per share. Our board of directors is authorized to divide the preference shares into series and, with respect to each series, to determine the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power of the holders of common shares and which could have certain anti-takeover effects. Before we issue any series of preference shares, our board of directors will adopt resolutions creating and designating such series as a series of preference shares. Holders of our common shares do not have the right to consent to, or veto, these resolutions.

As of June 30, 2009, we had 1,500,000 issued and outstanding shares of each of our series A preference shares, par value $1.00 per share (the “Series A Preference Shares”), and series B preference shares, par value $1.00 per share (the “Series B Preference Shares”). The rights, preferences and privileges of the Series A Preference Shares and the Series B Preference Shares, which are summarized below, are more fully set forth in the form of Certificate of Designations of Cumulative Convertible Preference Shares, Series A, which is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and the form of Certificate of Designations of Non-Cumulative Convertible Preference Shares, Series B, which is filed as an exhibit to our Current Report on Form 8-K, dated June 20, 2008, and filed on June 26, 2008.

The Series A Preference Shares and Series B Preference Shares are not being offered by this prospectus or any accompanying prospectus supplement.

Series A Preference Shares

The Series A Preference Shares may be converted, at the Series A shareholders’ option, at any time into our common shares, at the rate of eight common shares per Series A Preference Share. We have the right to cause some or all of the Series A Preference Shares to be converted into common shares at any time after May 15, 2013, if, for any 20 trading days within a period of 30 trading days, the closing price of the common shares exceeds 125% of the conversion price, provided that the common shares issued upon conversion are freely tradeable and may be immediately resold by the Series A shareholders. The Series A Preference Shares are initially convertible into common shares at a rate of $12.50 per common share. The conversion rate is subject to adjustment upon certain dilution events. In connection with any conversion, the Series A shareholders will be entitled to receive any accumulated, unpaid dividends.

Dividends on the Series A Preference Shares are payable quarterly, in cash, on a cumulative basis, if, as and when declared by our board of directors out of legally available funds, commencing with the dividend period relating to the dividend payment date on August 15, 2008, at an annual rate of 6% of the liquidation preference of the Series A Preference Shares. Holders of the Series A Preference Shares will also be entitled to participate in any dividends (other than dividends in common shares) paid on the common shares, on an as-converted basis. Dividends that are not declared and paid accumulate and accrue dividends at the annual rate of 6%. The initial dividend rate on the Series A Preference Shares was increased from the original rate of 6% to 10.725%. We may pay unpaid and accumulated dividends in the form of cash or common shares (valued at 95% of volume-weighted average price over 10 trading days), at our option. We are prohibited from paying any dividend with respect to our common shares and from repurchasing or redeeming our common shares or other junior securities, subject to certain exceptions, unless full accumulated dividends are paid on the Series A Preference Shares.

The Series A Preference Shares are not redeemable by holders of the Series A Preference Shares. Holders of the Series A Preference Shares are entitled to vote with the common shareholders on all matters submitted to a vote of the common shareholders, which includes the right to vote for the election of directors at any annual meeting, voting together with the common shareholders as a single class, on an as-converted basis. See “Description of Common Shares—J.C. Flowers’ Right to Appoint Directors”. Holders of the Series A Preference Shares are also entitled to vote, to the exclusion of the common shareholders and the holders of the Series B Preference Shares, on certain matters that affect the rights and privileges of the Series A Preference Shares. Holders of the Series A Preference Shares have the right, together with other parity securities having similar voting rights including the Series B Preference Shares, to elect two directors if dividends have not been paid in full for six quarterly dividend periods, whether consecutive or not. See “Description of Common Shares—Contingent Right of the Holders of Series A Preference Shares and Series B Preference Shares to Appoint Directors upon a Failure to Pay Dividends”.

In the event of our liquidation, dissolution or winding up, the holders of the Series A Preference Shares will have the right to receive a liquidation distribution out of any assets available for distribution after payments to creditors, and before any distribution in respect of our common shares, in an amount equal to the greater of (1) the liquidation preference amount ($100 per share plus accumulated and unpaid dividends) and (2) the amount they would receive if they had converted their Series A Preference Shares into common shares prior to liquidation.

Series B Preference Shares

We pay dividends on the Series B Preference Shares, when, as and if declared by our board of directors, quarterly in arrears at a rate of 9.75% per year. Dividends on the Series B Preference Shares are not cumulative and may be paid in cash, common shares or both. The Series B Preference Shares are convertible, at the holder’s option, at any time, initially into 9.5694 of our common shares based on an initial conversion price of approximately $10.45 per share, subject in each case to specified adjustments. The conversion rate will also be adjusted upon the occurrence of certain make-whole acquisition transactions and other events. On or after July 1, 2018, if the closing price of our common shares exceeds 250% of the then-prevailing conversion price of the Series B Preference Shares for 20 trading days during any consecutive 30 trading day period, we may, at our option, cause the Series B Preference Shares to be automatically converted into common shares at the then-prevailing conversion price.

The Series B Preference Shares rank with respect to dividend rights and rights upon our liquidation, winding-up or dissolution: (i) senior to all of our common shares and any of our other share capital issued in the future the terms of which expressly provide that it ranks junior to the Series B Preference Shares; (ii) on a parity with our Series A Preference Shares, and with any of our preference share capital issued in the future, the terms of which do not expressly provide that it will rank junior or senior to the Series B Preference Shares; and (iii) junior to all of our share capital issued in the future, the terms of which expressly provide that such shares will rank senior to the Series B Preference Shares (subject to certain approval rights of the holders of the Series B Preference Shares).

The Series B Preference Shares have special veto rights that will, in certain circumstances, prohibit us from issuing or repurchasing our common shares without first obtaining the prior written consent of the holders of two-thirds of the outstanding Series B Preference Shares. See “Description of Common Shares — Special Veto Rights of Series B Preference Shares”.

Terms of Preference Shares Contained in Prospectus Supplement

With respect to any series of preference shares being offered hereunder, the applicable prospectus supplement will contain the dividend, liquidation, conversion, exchange, redemption, voting rights and other restrictions, limitations or preferences of such series of preference shares. The applicable prospectus supplement will describe the following terms of a series of preference shares:

•	the designation and stated value per preference share and the number of preference shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which we will issue the preference shares;

•	the dividend rate or method of calculation, the payment dates for dividends and the dates from which dividends will start to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	whether the shares will be listed on any securities exchange; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights or restrictions.

No Preemptive Rights

Unless otherwise specified in the applicable prospectus supplement, the holders of preference shares will have no preemptive rights to buy any additional shares of preference shares. The preference shares will be, when issued, fully paid and nonassessable. Neither the par value nor the liquidation preference can show you the price at which the preference shares will actually trade on or after the date of issuance. The applicable prospectus supplement, will describe some of the U.S. federal income tax and Bermuda tax consequences of the purchase and ownership of the series of preference shares.

DESCRIPTION OF COMMON SHARES

The following descriptions are summaries of the material terms of our certificate of incorporation, memorandum of association and by-laws. They may not contain all of the information that is important to you. To understand them fully, you should read our certificate of incorporation, memorandum of association and by-laws, copies of which are filed with the SEC. The following descriptions are qualified in their entirety by reference to the certificate of incorporation, memorandum of association, by-laws and certain applicable law.

Common Shares

We are authorized to issue up to 1,000,000,000 common shares, $1.00 par value per share.

As of June 30, 2009, we had 121,240,908 common shares outstanding. Of the 1,000,000,000 authorized common shares, we have agreed to reserve 24,000,000 for issuance under the Amended and Restated 2007 Long Term Incentive Plan including 1,200,000 for issuance under our Employee Stock Purchase Plan and U.K. Sharesave Plan. Pursuant to an investment agreement with an affiliate of J.C. Flowers & Co. LLC (“JC Flowers”), until the date on which all of our Series A Preference Shares are converted into common shares, we have agreed that we will at all times have reserved for issuance a sufficient number of shares of authorized and unissued common shares to effectuate the conversion of the Series A Preference Shares without regard to any limit on such conversion. In addition, we will at all times have reserved for issuance a sufficient number of authorized and unissued common shares to effectuate the conversion of our Series B Preference Shares and the Notes, both of which are convertible into our common shares. As of June 30, 2009, our Series A Preference Shares, Series B Preference Shares and Notes may be converted, at any time, into a total of approximately 45.97 million common shares. Accordingly, common shares issued upon conversion of our Series A Preference Shares, Series B Preference Shares or Notes may cause immediate and potentially substantial dilution to our shareholders.

Our common shares carry the following rights:

•

Voting. Each holder of common shares is entitled to one vote for each common share owned of record on all matters submitted to a vote of our shareholders. Except as otherwise required by law, holders of common shares will vote together as a single class on all matters presented to the shareholders for their vote or approval, including the election of directors. There are no cumulative voting rights with respect to the election of directors or any other matters. Our board of directors has voluntarily amended our corporate governance guidelines (the “Corporate Governance Guidelines”) to provide that, subject to certain exceptions, directors must be elected by a majority of votes cast in uncontested elections. See “—Bermuda Law and our By-Laws—Board of Directors” for additional information concerning the election of directors.

•

Dividends and distributions. The holders of common shares have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board of directors, from legally available funds.

•

Liquidation, dissolution or winding-up. In the event of our liquidation, dissolution or winding-up, holders of common shares are entitled to share equally in the assets available for distribution after payment of all creditors and the liquidation preferences of our preference shares (if any).

•

Restrictions on transfer. Neither our memorandum of association, nor our by-laws contains any restrictions on the transfer of our common shares (other than any shares subject to calls as described below). In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.

•	Redemption, conversion or preemptive rights. Holders of our common shares have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities.

•

Other Provisions. There are no redemption provisions or sinking fund provisions applicable to our common shares. Our common shares are, however, subject to calls only to the extent that they are not fully paid for upon their issuance. That is, if our common shares are issued for consideration that is less than the purchase price, our board of directors may, from time to time, make calls upon the holders of such shares to pay us any unpaid amounts on such shares. We do not anticipate issuing any common shares subject to calls.

The rights, preferences, and privileges of the holders of our common shares are subject to, and may be adversely affected by, the rights of the holders of any series of preference shares that we may designate and issue in the future.

Bermuda Law and Our By-Laws

We are an exempted company organized under the Companies Act 1981 of Bermuda, as amended (the “Companies Act”). The rights of our shareholders are governed by Bermuda law and our memorandum of association and by-laws. The Companies Act differs in some important respects from laws generally applicable to U.S. corporations and their shareholders. The following is a summary of material provisions of Bermuda law, our organizational documents and, where applicable, comparison of Bermuda law to similar provisions of the corporate law of the State of Delaware, which applies to many U.S. corporations.

The description of our common shares is subject to the matters described in the following paragraphs.

Board of Directors

The number of directors that comprise our board of directors is determined only by our board of directors. The board of directors may change the number of directors from time to time, subject to a minimum of three and a maximum of 15 directors. Our board of directors currently has eight members. Our by-laws do not specify a mandatory retirement age for our directors, but our Corporate Governance Guidelines provide that it is expected that any director reaching the age of 72 shall retire after completing the term to which he or she was elected. Our board of directors may, on a case-by-case basis, determine that a director may serve beyond the age of 72. Furthermore, our board of directors may consider candidates who are older than the age of 72 in the event of unique circumstances or needs of our board of directors.

The board of directors has the exclusive power to nominate those directors who will stand for election. Our shareholders will be entitled to propose to our Nominating and Corporate Governance Committee those directors (if any) whom they wish to nominate for election, but the Nominating and Corporate Governance Committee is not bound to act on any such recommendations. Under our by-laws, persons nominated by the board of directors may then be elected as directors by a plurality of shareholder votes cast at the annual general meeting of shareholders. Vacancies on our board of directors, including those due to newly created seats, may be filled only by our board of directors. A director may be removed from our board of directors only for cause and upon a vote of shareholders owning at least 66 2/3% of all issued and outstanding shares. The Companies Act permits a Bermuda company to divide its board of directors into multiple classes having staggered terms of up to three years each, although our board of directors has not been divided into classes.

Notwithstanding the foregoing, our board of directors has voluntarily amended our Corporate Governance Guidelines to provide that, subject to certain exceptions, directors must be elected by a majority of the votes cast in favor of such director’s election at a meeting of shareholders. For purposes of the election of directors, a “majority of the votes cast” means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election, with “abstentions” not counted as votes cast either “for” or “against” that director’s election. Accordingly, unless the election of directors is contested by other director candidates nominated by third parties and not otherwise supported by the Company, the directorships to be filled will be filled by the nominees receiving a majority of the votes cast by shareholders entitled to vote and voting on the election of directors. Under our by-laws, if a nominee who is currently serving as a director is not re-elected, that nominee would continue to serve as a “holdover director”. Accordingly, to ensure that we can replace “holdover directors”, each of our directors is asked to submit a contingent, irrevocable resignation in writing that the board of directors may accept if shareholders do not elect the director by a majority of votes cast. In that situation, our Nominating and Corporate Governance Committee would make a recommendation to the board about whether to accept or reject the resignation, or whether to take other action. Our Nominating and Corporate Governance Committee may also make a recommendation to the board regarding the names of potential directors who may fill the vacancy left by any resigning director. The board may then act on these recommendations, including by appointing a new director to fill any resulting vacancy.

The board of directors has adopted share ownership guidelines, which shall become effective following our 2010 annual general meeting of shareholders, which requires directors to own common shares or certain securities convertible into common shares equal to at least three times the maximum cash portion of a director’s annual fee (the maximum annual cash portion of the current annual fee being $100,000). The share ownership guidelines provide that the directors will have three years following the implementation of the program, or, if later, their election to the board of directors, to attain their target minimum share ownership levels.

J.C. Flowers’ Right to Appoint Directors

Pursuant to an investment agreement, so long as J.C. Flowers is the beneficial owner of Series A Preference Shares, or any common shares issued upon the conversion of the Series A Preference Shares, that in the aggregate represent at least 5% of our issued and outstanding common shares, it has the right to nominate one individual to serve as a director on our board in accordance with our memorandum of association and by-laws, subject to certain conditions. In addition, we are required to use our reasonable best efforts to cause such nominee to be elected at such meeting, for a term that expires upon the next annual meeting of members or at such earlier time (if any) as the nominee may resign, retire, die or be removed as a director. The board of directors may withhold the approval of any such designee in certain circumstances. J.C. Flowers has already exercised this right with respect to that individual, who was nominated and subsequently appointed to serve on our board on July 29, 2008 and then re-nominated and re-appointed on August 13, 2009.

The J.C. Flowers representative on the board of directors, who has been elected as described above, shall be entitled to serve on committees of the board of directors in accordance with the governance practices and procedures of the board of directors (including the discretionary nomination and selection process) on a basis comparable to that on which other directors serve as committee members.

Contingent Right of the Holders of the Series A Preference Shares and the Series B Preference Shares to Appoint Directors upon a Failure to Pay Dividends

If we have not paid the dividends required by the Series A Preference Shares or the Series B Preference Shares for six quarterly periods (whether or not consecutive), the holders of the Series A Preference Shares and the Series B Preference Shares have the right, together with holders of other parity securities having similar voting rights and to the exclusion of the common shareholders, to elect two directors to our board of directors. These directors are in addition to the directors described above in “—J.C. Flower’s Right to Appoint Directors”.

Special Veto Rights of Series B Preference Shares

Without the prior written consent of the holders of two-thirds of the outstanding Series B Preference Shares, we will be prohibited from (i) issuing new common shares to any “person” or “group” within the meaning of Section 13(d) of the Exchange Act that has become, or as a result of such issuance would become, the direct or indirect ultimate “beneficial owner”, as defined in Rule 13d-3 of the Exchange Act, of MF Global common shares representing more than 50% of the voting power of MF Global common shares or (ii) repurchasing any of our outstanding common shares at a time when a “person” or “group” (as defined above) has become the direct or indirect ultimate “beneficial owner” (as defined above) of more than 50% of the voting power of MF Global common shares, in each case (i) and (ii) until the earlier of such time when (x) such person or group ceases to beneficially own 50% of the voting power of MF Global common shares or (y) a make-whole acquisition has occurred. Notwithstanding the foregoing, the prior written consent of two-thirds of the holders of the issued and outstanding Series B Preference Shares will be required only to the extent the current market price of MF Global common shares over the 10 consecutive trading days preceding such acquisition does not exceed $150 (subject to adjustment).

Interested Directors

Under Bermuda law and our by-laws, a transaction we enter into in which a director has an interest will not be voidable by us, and such director will not be liable to us for any profit realized pursuant to such transaction, provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our by-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which the director has an interest following a declaration of the interest pursuant to the Companies Act. Under Delaware law, such transaction would not be voidable if (i) the material facts with respect to such interested director’s relationship or interest are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon, or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Duties of Directors

Under Bermuda law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following elements: (i) a duty to act in good faith in the best interests of the company; (ii) a duty not to make a personal profit from opportunities that arise from the office of director; (iii) a duty to avoid conflicts of interest; and (iv) a duty to exercise powers for the purpose for which such powers were intended. The Companies Act also imposes a duty on directors and officers of a Bermuda company to (i) act honestly and in good faith with a view to the best interests of the company; and (ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In addition, the Companies Act imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company. Our by-laws provide that our business is to be managed and conducted by our board of directors.

In addition, the Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers.

Under Delaware law, a company’s directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberate manner and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule”. If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Dividends

Under Bermuda law, a company may not declare or pay dividends if there are reasonable grounds for believing that (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of its assets would thereby be less than the aggregate of its liabilities, its issued share capital and its share premium accounts. Issued share capital is the aggregate par value of the company’s issued shares, and the share premium account is the aggregate amount paid for issued shares over and above their par value. Share premium accounts may be reduced in certain limited circumstances. Under our by-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preference dividend right of the holders of any preference shares. Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Voting Rights

Under Bermuda law, the voting rights of shareholders are regulated by the company’s by-laws and, in certain circumstances, the Companies Act. Our by-laws generally provide that all matters to be voted on by shareholders, including mergers and the sale of all or substantially all of the company’s assets, must be approved by a majority of shareholder votes cast at a meeting, provided that directors may be elected by a plurality of shareholder votes cast at a meeting. Notwithstanding the foregoing, our board of directors has voluntarily amended our Corporate Governance Guidelines so that unless the election of directors is contested, each directorship will be filled by the nominees receiving a majority of the votes cast by shareholders entitled to vote and voting on the election of directors, as described above in “—Bermuda Law and our By-Laws—Board of Directors”. In addition, our by-laws contain heightened shareholder voting requirements to remove directors, as described above in “—Bermuda Law and our By-Laws—Board of Directors”. Under Delaware law, unless a company’s certificate of incorporation or by-laws provide otherwise, the affirmative vote of a plurality of shares present in person or represented by proxy at the meeting and entitled to vote is required for the election of directors, the affirmative vote of holders of a majority of shares then issued and outstanding is required for specified extraordinary transactions and to amend the certificate of incorporation and the affirmative vote of holders of a majority of shares present in person or represented by proxy at the meeting and entitled to vote is required for all other stockholder action. Holders of the Series A Preference Shares are entitled to vote with the common shareholders on all matters submitted to a vote of the common shareholders, which includes the right to vote for the election of directors at any annual meeting, voting together with the common shareholders as a single class, on an as-converted basis.

Advance Notice of Shareholder Proposals

The Companies Act provides that shareholders who wish to propose resolutions for consideration at a meeting of shareholders must give at least six weeks of advance notice of their proposals. Our by-laws provide that notice of shareholder proposals must be given in writing to our secretary during a specific period prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices (i) in the case of an annual general meeting, not less than 90 days nor more than 120 days prior to the first anniversary date of the annual general meeting for the preceding year and (ii) in the case of a special meeting, not more than five days following the day on which notice of the special meeting was mailed or the date that the special meeting is publicly announced (but in no event later than the day before the meeting), whichever occurs first.

Special Meetings of Shareholders

The Companies Act requires companies to permit shareholders who hold 10% or more of the aggregate voting power of the company as of the date they deliver notice to the company calling for a special meeting to cause the board of directors to convene a special meeting. Our by-laws provide that our shareholders whose holdings meet this 10% threshold may call a special meeting of shareholders. Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or by-laws to call a special meeting of shareholders.

Notice of Shareholder Meetings

Bermuda law requires that shareholders be given at least five days’ advance notice of any general meeting. Our by-laws provide that we must give our shareholders written notice of any annual meeting of shareholders at least 10 days, and of any special meeting of shareholders at least five days, prior to the meeting. Notices may be given by mail, by personal delivery, by telecopier or electronically and will be deemed given at the time when such notice would be delivered in the ordinary course of transmission. Our failure to give notice to any particular shareholder will not invalidate notice given to any other shareholder. Under Delaware law, a company is generally required to give written notice of any meeting not less than 10 days nor more than 60 days before the date of the meeting to each shareholder entitled to vote at the meeting.

Conduct of Meetings

Bermuda law provides that a company’s by-laws may contain provisions relating to the conduct of annual and special meetings and our by-laws provide that the chairman of our board of directors (or another director) is authorized to serve as chairman of shareholder meetings.

Action by Written Consent of Shareholders

The Companies Act provides that, unless otherwise provided in a company’s by-laws, shareholders may take any action by resolution in writing provided that notice of such resolution is circulated, along with a copy of the resolution, to all shareholders who would be entitled to attend a meeting and vote on the resolution. Such resolution in writing must be signed by the shareholders of the company who, at the date of the notice, represent such majority of votes as would be required if the resolution had been voted on at a meeting of the shareholders. The Companies Act provides that the following actions may not be taken by resolution in writing: (i) the removal of the company’s auditors and (ii) the removal of a director before the expiration of his or her term of office. Our by-laws provide that any action that may have been taken by common shareholders at a meeting (other than the actions referred to in the preceding sentence) may instead be taken by the unanimous written consent of all common shareholders who would have been entitled to attend such meeting and vote on the relevant matter. Except as otherwise provided in the certificate of incorporation, Delaware law permits shareholders to take action by consent in writing of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted.

Amendment of By-laws

The Companies Act provides that the directors may amend our by-laws provided that any amendments are also submitted to a general meeting of the company and approved at such meeting. Our by-laws provide that no by-law shall be rescinded, altered or amended, and no new by-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of our shareholders. Unlike many U.S. jurisdictions, the by-laws cannot be amended without both board and shareholder approval. In addition, under

Bermuda law, holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided in the Companies Act. Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, each have the power to adopt, amend and repeal the by-laws of a corporation. Because shareholders of a Bermuda company cannot amend the by-laws without board approval, the by-laws of a Bermuda company are akin to a certificate of incorporation of a Delaware corporation.

Mergers and Similar Arrangements

The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s by-laws provide otherwise, the Companies Act requires the approval of 75% of the shareholders voting at such meeting to approve the amalgamation agreement, and the quorum for such meeting must be at least two persons holding or representing more than one-third of the issued and outstanding shares of the company. Our by-laws require that any amalgamation, as well as any other transaction having a similar effect, such as a merger or consolidation with a non-Bermuda company or a scheme of arrangement, or any sale of all or substantially all of our assets in one or a series of transactions, must be approved by our board of directors and by our shareholders, but only, in the latter case, by a majority of shareholder votes cast at the meeting at which the transaction is considered. Under our by-laws, no shareholder approval would be required, however, for any transaction in which the holders of our issued and outstanding voting shares immediately prior to the transaction continue to hold a majority of the issued and outstanding voting shares of the surviving entity immediately after the transaction. These provisions may have the effect of delaying, deferring or preventing a change of control through an amalgamation or a transaction having a similar effect. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote thereon unless the certificate of incorporation provides a higher voting requirement.

Appraisal Rights and Shareholder Suits

Under Bermuda law, in the event of an amalgamation (or merger) of a Bermuda company with another company, a shareholder of the Bermuda company who did not vote in favor of the amalgamation and who is not satisfied that fair value has been offered for his or her shares in the Bermuda company may apply to the Bermuda Supreme Court within one month of notice of the shareholders’ meeting, for appraisal of the fair value of his or her shares. Under Bermuda law and our by-laws, our amalgamation with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to first be approved and recommended by our board of directors and then approved by a majority of shareholder votes cast at a meeting at which the transaction is considered. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions will, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive payment in the amount of the fair market value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda Court, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in violation of the company’s memorandum of association or by-laws. Furthermore, consideration would be given by the Bermuda Court to allegations of acts constituting fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company shareholders than the percentage of shareholders who actually approved it. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorney’s fees incurred in connection with such actions.

When the affairs of a company are being conducted in a manner oppressive or prejudicial to the interests of some of the shareholders, one or more shareholders may apply to the Bermuda Court for an order regulating the company’s conduct of affairs in the future or ordering the purchase of the shares of any shareholder, by other shareholders or by the company.

Our by-laws also limit the ability of our shareholders to make claims or bring lawsuits against our directors and officers. See “—Limitation of Liability and Indemnification Matters” below.

Takeovers

Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares that are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital shares. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

Discontinuance

Under Bermuda law, an exempted company may be discontinued and be continued in a jurisdiction outside Bermuda as if it had been incorporated under the laws of that other jurisdiction. Our by-laws provide that our board of directors may exercise all our power to discontinue to another jurisdiction without the need of any shareholder approval. Accordingly, if we were to discontinue in Bermuda and continue in the state of Delaware, we would not be required to first obtain the approval of our shareholders.

Share Repurchases

The Companies Act permits a company to purchase its own shares if authorized to do so by its memorandum of association or by-laws. Our by-laws allow us to purchase our own shares for cancellation or to acquire them as treasury shares on such terms as our board of directors may authorize, without obtaining prior shareholder approval. Our ability to repurchase our common shares may be limited by the special veto rights of the holders of the notes, as discussed above under “—Special Veto Rights of Series B Preference Shares”, and of the holders of the Series B Preference Shares.

Blank Check Preference Shares

Our authorized share capital includes 200,000,000 authorized preference shares of which 1,500,000 shares have been issued as Series A Preference Shares and 1,500,000 have been issued as Series B Preference Shares. The existence of authorized but unissued preference shares may enable our board of directors to delay, defer or prevent a change in control of us by means of an amalgamation, merger, tender offer, proxy contest or otherwise. In this regard, our by-laws grant our board of directors broad power to establish the rights and preferences of authorized and unissued preference shares. The issuance of preference shares with a liquidation preference could decrease the amount of earnings and assets available for distribution to holders of common shares. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control. The board of directors currently does not intend to seek shareholder approval prior to any issuance of preference shares, unless otherwise required by law.

Variation of Shareholder Rights

If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided by the terms of issue of the relevant class, may be varied either (i) with the consent in writing of the holders of 75% in nominal value of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Our by-laws specify that the creation or issuance of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those shares, vary the rights attached to existing shares. In addition, the creation or issuance of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares.

Access to Books and Records and Dissemination of Information

Under Bermuda law, members of the general public have a right to inspect the public documents of a company, such as its memorandum of association. The shareholders have the additional right to inspect the by-laws of the company, minutes of general meetings of shareholders and the company’s audited financial statements. The register of members of a company is also open to inspection by shareholders and the general public. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days in a year). We are required to maintain our share register in Bermuda but may keep a branch register outside of Bermuda. We are required to keep at our registered office a register of directors and officers that is open for inspection for not less than two hours in any business day. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as shareholder.

Limitation of Liability and Indemnification Matters

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability that by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, unless their liability resulted from fraud or dishonesty.

We have adopted provisions in our by-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The indemnity extends to all actions, costs, charges, losses, damages and other expenses incurred in defending against or investigating any lawsuit, proceeding or claim. This indemnity is broader than that which is permitted under Delaware law, for failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. In the view of the SEC and some prior case law, the operation of this provision as a waiver of the right to sue for violations of federal securities laws should not be enforceable in U.S. courts. However, our shareholders should not assume that they will be able to bring lawsuits against our directors and officers. In addition, this waiver provision is broader than that which is permitted under Delaware law, for example, which allows for waivers of claims only against directors, and not in respect of any breach of their duty of loyalty, bad faith, willful misconduct or improper self-dealing, among other things.

Section 98A of the Companies Act and our by-laws permit us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.

Certain Provisions of Bermuda Law

We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to non-Bermuda residents who are holders of our common shares.

The Bermuda Monetary Authority has given its consent for the issuance and free transferability of all of our offered securities that are the subject of this offering to and between residents and non-residents of Bermuda for exchange control purposes, provided that our shares remain listed on an appointed stock exchange, which includes the NYSE. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permission, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

This prospectus together with any accompanying prospectus supplement will be filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act. In accepting this prospectus together with any accompanying prospectus supplement for filing, the Registrar of Companies in Bermuda shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus or any accompanying prospectus supplement.

In accordance with Bermuda law, share certificates are issued only in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), our share certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

Shareholder Rights Plan

Our board of directors adopted a shareholder rights plan prior to our initial public offering. Pursuant to our shareholder rights plan, one common share purchase right was issued for each of our issued and outstanding common shares. The issued rights are subject to the terms of our shareholder rights plan. Our rights plan will expire on the third anniversary of the completion of our initial public offering, or July 24, 2010, unless renewed by our board of directors.

The shareholder rights plan is intended to give our board of directors increased power to negotiate in our best interests and to discourage appropriation of control of us at a price that is unfair to our shareholders. It is not intended to prevent fair offers for acquisition of control determined by our board of directors to be in our best interests, nor is it intended to prevent a person or group from obtaining representation on or control of our board of directors through a proxy contest, or to relieve our board of directors of its fiduciary duty to consider any proposal for our acquisition made in good faith.

In general terms, our shareholder rights plan works by imposing a significant penalty upon any person or group that acquires 15% or more of our issued and outstanding common shares without the approval of our board of directors. We amended the shareholder rights plan to provide that J.C. Flowers (including any affiliate of J.C. Flowers) will be excluded from this provision after the first time it becomes the beneficial owner of 15% or more of our common shares, and until such time as either it falls below the threshold or becomes the owner of 20% or more of our common shares.

We provide below a description of the material provisions of our shareholder rights plan. However, this description is only a summary of the material provisions and should be read together with our entire shareholder rights plan, as amended, which is filed as an exhibit to our Registration Statement on Form F-1 filed with the SEC on July 6, 2007, and as amended by an exhibit filed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

Our rights trade with, and are inseparable from, our common shares and are evidenced only by certificates that represent our common shares. Until the date on which the rights are distributed or our rights plan expires as described below, any common shares we issue in the future will also be accompanied by rights.

Each of our rights will allow its holder to purchase from us one common share for $150, which we refer to as the exercise price, once the rights become exercisable. Prior to exercise, a right does not give its holder any dividend, voting or liquidation rights.

Our rights will not be exercisable until the earlier of:

•

ten business days (or an earlier or later date determined by our board of directors before our rights become exercisable) after we publicly announce that a person or group has become an “acquiring person” by obtaining beneficial ownership of 15% or more of our issued and outstanding common shares; or

•

ten business days (or an earlier or later date determined by our board of directors before our rights become exercisable) after an acquiring person obtains beneficial ownership of more than 25% of our issued and outstanding common shares; or

•

ten business days (or a later date determined by our board of directors before our rights become exercisable) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

In light of the substantial ownership position of J.C. Flowers, our shareholder rights plan, as amended, contains provisions excluding it, together with its existing and future affiliates, from the operation of the adverse terms of our shareholder rights plan until such time as it beneficially owns less than 15% of our issued and outstanding shares.

Until the date our rights become exercisable, our common share certificates also evidence our rights, and any transfer of our common shares constitutes a transfer of our rights. After that date, our rights will separate from our common shares and be evidenced by book-entry credits or by rights certificates that we will mail to all eligible holders of our common shares. Any of our rights held by an acquiring person are void and may not be exercised.

On the earlier to occur of (i) ten business days after the first date on which we make a public announcement that a person has become an acquiring person (or such earlier or later date as our board of directors may determine prior to such occurrences), or (ii) ten business days after the date and time on which any acquiring person becomes the beneficial owner of more than 25% of our issued and outstanding common shares (or such earlier or later date as our board of directors may determine prior to such occurrences), then each right, excluding rights held by the acquiring person, will entitle the holder to purchase that number of common shares having a market value at that time equal to two times the exercise price. This provision, which we refer to as a “flip-in”, would not apply if, among other things:

•

a person acquires 15% or more of the common shares without any plan or intention to seek or affect control of us and if such person promptly thereafter disposes of enough common shares to bring his beneficial ownership to below 15%, or

•

we acquire our common shares and, as a result, a shareholder’s holding reaches the 15% threshold. In this case, the flip-in provision would not apply unless the shareholder subsequently becomes the owner of more of the common shares then issued and outstanding.

In addition, if any person becomes an acquiring person and controls our board of directors and either:

•

we are involved in an amalgamation, merger or similar transaction in which the acquiring person is a party, or shares held by the acquiring person are treated differently from shares held by others, or

•	we sell or otherwise transfer 50% or more of the assets or earning power.

then each right will entitle the holder to purchase, for the exercise price, a number of shares of the other party to the transactions described above, which we refer to as the “flip-over entity”, having a market value equal to two times the exercise price. Thereafter, the flip-over entity will be liable for, and will be obligated to assume, all of our obligations and duties with respect to the shareholder rights plan.

Our board of directors may redeem our rights for $0.01 per right at any time before a flip-in occurs. If our board of directors redeems any of our rights, it must redeem all of our rights. Once our rights are redeemed, the only right of the holders of our rights will be to receive the redemption price of $0.01 per right. The redemption price will be adjusted if we have a share split or share dividends of our common shares.

After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of our issued and outstanding common shares, our board of directors may extinguish our rights by exchanging one of our common shares for each right, other than rights held by the acquiring person.

Our board of directors may adjust the exercise price, the number and type of securities or other property issuable on exercise and the number of our outstanding rights to prevent dilution that may occur from a share dividend, a share split, a reclassification of our common shares or a similar transaction. No adjustments to the purchase price of our common shares of less than 1% will be made.

The terms of our shareholder rights plan may be amended by our board of directors without the consent of the holders of our rights. After a flip-in occurs, our board of directors may not amend the agreement in a way that adversely affects holders of our rights.

Listing

Our common shares are listed on the New York Stock Exchange and trade under the symbol “MF”.

Transfer Agent

The transfer agent for our common shares is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS

The following information outlines some of the provisions of each warrant agreement, the warrants and the warrant certificates. This information may not be complete in all respects and is qualified entirely by reference to the relevant warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

General

We may issue warrants for the purchase of debt securities, preference shares or common shares. Warrants may be issued independently of such debt securities, preference shares or common shares.

Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, selected by us with respect to such series, having its principal office in the U.S. and having combined capital and surplus of at least $50,000,000.

The applicable prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent. The applicable prospectus supplement will describe the terms of the warrant agreement and the series of warrants in respect of which this prospectus and accompanying prospectus supplement are being delivered, including:

•	the title or designation of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;

•

the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrant securities;

•	the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant security;

•

if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of the warrant will be payable;

•	if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if necessary, a discussion of certain U.S. federal income tax considerations and Bermuda tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to warrant exercise, warrantholders will not have any rights as holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase preference shares or common shares, the right to receive any dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities specified in the applicable prospectus supplement at the exercise price mentioned in, or calculated as described in, the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in the applicable prospectus supplement. After 5:00 p.m., New York time on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised, or in the case of global securities, by delivery of an exercise notice for those warrants, together with certain information, and payment to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the applicable prospectus supplement. Upon receipt of such payment and the warrant certificate or exercise notice properly executed at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement, we will, in the time period the relevant warrant agreement provides, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

If mentioned in the applicable prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

In the case of warrants to purchase common shares, the exercise price payable and the number of common shares to be purchased upon warrant exercise may be adjusted in certain events, including:

•	the issuance of a share dividends or bonus shares to common shareholders or a combination, subdivision or reclassification of common shares;

•

the issuance of rights, warrants or options to all common shareholders entitling them to purchase common shares for an aggregate consideration per share less than the current market price per common share;

•	any distribution by us to our common shareholders or evidences of our indebtedness or of assets, excluding cash dividends or distributions referred to above; and

•	any other events mentioned in the applicable prospectus supplement.

No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

We and the relevant warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrantholder’s consent, for the purpose of:

•

curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

•	evidencing the succession of another corporation to us and their assumption of our covenants contained in the warrant agreement and the warrants;

•	appointing a successor depositary, if the warrants are issued in the form of global securities;

•	evidencing a successor warrant agent’s acceptance of appointment with respect to the warrants;

•	adding to our covenants for the warrantholders’ benefit or surrendering any right or power conferred upon us under the warrant agreement;

•	issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

•	amending the warrant agreement and the warrants as we deem necessary or desirable and that will not adversely affect the warrantholders’ interests in any material respect.

We and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants such amendment affects, for the purpose of adding, modifying or eliminating any of the warrant agreement’s provisions or of modifying the holders’ rights. However, no such amendment that:

•	changes the number or amount of securities purchasable upon warrant exercise so as to reduce or increase the number of securities receivable upon this exercise;

•	shortens the time period during which the warrants may be exercised;

•	otherwise adversely affects the exercise rights of such warrantholders in any material respect; or

•	reduces the number of unexercised warrants the consent of holders of which is required for amending the warrant agreement or the related warrants may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

Each warrant agreement will provide that we may consolidate, amalgamate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of its assets to any other corporation, provided that:

•

either we must be the continuing corporation, or the corporation other than us formed by or resulting from any consolidation or merger or that receives the assets must be organized and existing under the laws of Bermuda, any U.S. jurisdiction, any full member state of the European Union, Canada, Australia or Switzerland (or any subdivision thereof) and must assume our obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreement; and

•	We or that successor corporation must not immediately be in default under that warrant agreement.

We are permitted to change our corporate domicile from Bermuda to the State of Delaware pursuant to Delaware General Corporation Law Section 388 and to discontinue our corporate domicile in Bermuda pursuant to Section 132G of the Bermuda Companies Act of 1981, as amended. In the event of such a change, we will furnish the warrant agent with notice of the change of our corporate domicile from Bermuda to Delaware.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing its obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrantholder may, without the warrant agent’s consent or of any other warrantholder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.

Replacement of Warrant Certificates

We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of evidence satisfactory to them of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrantholder will also be required to provide indemnity satisfactory to the relevant warrant agent and us before a replacement warrant certificate will be issued.

Title

We, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell securities from time to time to purchasers directly, through broker-dealers acting as agents, dealers, or underwriters or through a combination of any of those methods of sale.

The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

The securities may be sold by us or by one or more of our subsidiaries that previously acquired the securities from us, from other of our subsidiaries, from third parties or in the open market. Any such subsidiary may be deemed to be an underwriter under the Securities Act.

Through Agents

We and the agents designated by us may solicit offers to purchase securities. Agents that participate in the distribution of securities may be deemed underwriters under the Securities Act. We will name any agent that will participate in the distribution of the securities, and any commission we will pay to it will be described in the applicable prospectus supplement. Any agent will be acting on a “best efforts” basis for the period of its appointment, unless we indicate differently in the applicable prospectus supplement.

To Dealers

The securities may be sold to a dealer as principal. The dealer may then resell the securities to the public at varying prices determined by it at the time of resale. The dealer may be deemed to be an underwriter under the Securities Act.

To Underwriters

The securities may also be sold to one or more underwriters and we will then execute an underwriting agreement with them at the time of sale. The names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to resell the securities.

Indemnification Arrangements

We may enter into indemnification agreements with underwriters, dealers, agents and other persons participating in the distribution of securities, who will then be entitled to indemnification by us against some civil liabilities. The indemnification covers liabilities under the Securities Act.

Delayed Delivery Arrangements

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers from a number of institutions to purchase securities from us. We will indicate our intention to do this in the applicable prospectus supplement. The contracts for these purchases will provide for payment and delivery on a future date or dates. These institutions include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others and must be approved by us. The obligations of purchasers under these contracts will be unconditional, except that:

•	at the time of delivery, the purchase of the securities shall not be prohibited under the laws of the jurisdiction of the purchaser; and

•	if the securities are also being sold to underwriters, we have to sell the securities not sold for delayed delivery to the underwriters.

The underwriters, dealers and other persons will not have any responsibility for the validity or performance of these contracts.

VALIDITY OF SECURITIES

Unless otherwise indicated in the prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda and Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Current Report on Form 8-K dated August 7, 2009, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.